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                            ASSET PURCHASE AGREEMENT


                                     AMONG


                           TERRA INTERNATIONAL, INC.,


                               THE UPJOHN COMPANY


                                      AND


                             ASGROW FLORIDA COMPANY



                           DATED:  DECEMBER 30, 1993





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                               TABLE OF CONTENTS


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BACKGROUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I - SALE AND PURCHASE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.01     Assets to be Acquired . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                 (a)      Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (b)      Other Fixed Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (c)      Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (d)      Supplies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (e)      Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (f)      Other Promotional Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (g)      Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (h)      Customer Lists and other
                          Intangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (i)      FIFRA Label Registrations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (j)      Seller's Deposits and Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 (k)      Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 (l)      Telephone and Fax Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 (m)      Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 (n)      Claims Relating to Purchased Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 (o)      Other Property and Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

         Section 1.02     Assumed Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                 (a)      Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (b)      Other Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (c)      Open Purchase Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (d)      Customer Deposits and Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (e)      Current Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         Section 1.03     Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                 (a)      Excluded Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (b)      Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (c)      Cash, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (d)      Inter-Company Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (e)      Claims Against Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (f)      Prepaid Insurance Premiums  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (g)      Rights Hereunder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (h)      Consigned Goods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (i)      Seed Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (j)      Homestead Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (k)      Trade Name, Trademarks, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (l)      Third Party Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
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                 (m)      Prepaid Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (n)      Tax Refunds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (o)      Combined Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (p)      Internal Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (q)      Privileged Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (r)      Contracts not Assigned  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE II - PURCHASE PRICE; POST-CLOSING
             ADJUSTMENT; ALLOCATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         Section 2.01     Cash at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.02     Post-Closing Price Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                 (a)      Joint Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (b)      Initial Closing Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (c)      Seller's Review of Initial Closing
                          Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (d)      Buyer's Review of Seller's Objections . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (e)      Final Determination by Accounting
                          Firm  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 (f)      Procedure for Payment of Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

         Section 2.03     Reserves for Bad Debts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.04     Allocation of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE III - TITLE INSURANCE AND RELATED MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

         Section 3.01     Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         Section 3.02     Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         Section 3.03     Title Defects and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

ARTICLE IV - CLOSING; DOCUMENTS OF CONVEYANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         Section 4.01     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.02     Conveyance of Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                          (a)     Delivery of Special Warranty
                                  Deeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (b)     Recording Deeds and Delivery of
                                  Endorsement to Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         Section 4.03     Assignment and Assumption Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.04     Other Instruments of Conveyance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.05     Other Deliveries at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.06     Allocation of Closing Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.07     Prorations at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
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         Section 4.08     Transfer of Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.09     Termination and Related Employee
                          Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.10     Utility Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.11     Procedure Relating to Motor Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.12     Other Actions and Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         Section 5.01     Organization and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.02     Corporate Power and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.03     Validity of Contemplated
                          Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.04     Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.05     Inventory Held for Resale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.06     Veracity of Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF
             SELLER AND UPJOHN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         Section 6.01     Organization, Good Standing
                          and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.02     Corporate Power and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 6.03     Validity of Contemplated
                          Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.04     Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.05     Copies of Articles and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.06     Liabilities and Obligations of
                          Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.07     Title to Non-Real Property Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.08     Assumed Leases and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 6.09     Fixed Assets and Structures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 6.10     Zoning; Easements; Utilities;
                          Contiguous Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 6.11     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 6.12     Certain Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 6.13     Ad Valorem Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.14     Litigation; Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.15     Permits and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.16     Intellectual Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.17     All Necessary Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.18     Labor or Employee Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.19     Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 6.20     Employee Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 6.21     No Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 6.22     FIRPTA Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
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         Section 6.23     No Affiliates' Assets, Leases
                          or Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.24     Insurance Coverages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.25     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.26     Conditions Affecting Seller's
                          Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.27     Customers and Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         Section 6.29     Scheduled Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VII - ACTIVITIES PRIOR TO THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         Section 7.01     Activities Prior to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 7.02     Reports; Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.03     Access; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.04     Seller's Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.05     Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.06     Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VIII - CASUALTY AND CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         Section 8.01     Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.02     Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE IX - CONDITIONS TO OBLIGATIONS OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         Section  9.01    Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section  9.02    Performance of Covenants,
                          Agreements and Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section  9.03    Prohibitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section  9.04    Hart-Scott-Rodino Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section  9.05    Opinion of Seller's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section  9.06    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section  9.07    No Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section  9.08    Required Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section  9.09    Title Commitment, Permitting and Land
                          Use Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section  9.10    UCC Search Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         Section  9.11    Environmental Review  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         Section  9.12    Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE X - CONDITIONS TO OBLIGATIONS OF SELLER
            AND UPJOHN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

         Section 10.01    Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 10.02    Performance of Covenants,
                          Agreements and Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
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         Section 10.03    Prohibitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 10.04    Hart-Scott-Rodino Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 10.05    Opinion of Buyer's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 10.06    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 10.07    Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XI - SURVIVAL OF REPRESENTATIONS AND
             WARRANTIES; INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         Section 11.01    Survival of Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 11.02    Indemnification by the
                          Seller and Upjohn . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 11.03    Indemnification by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 11.04    Indemnification from
                          Environmental Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 11.05    Limitations of Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                          (a)     Time Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          (b)     Monetary Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          (c)     Consequential Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          (d)     Actions Taken by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          (e)     Mitigation of Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          (f)     Knowledge of Indemnified Party  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          (g)     Environmental Limitations and
                                  Cost Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          (h)     Plant City Corrective Action
                                  Plan; Disposal of Containers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          (i)     Limitation on Scope of Remediation
                                  Work  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          (j)     Definition of Environmental Claim . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         Section 11.06    Exclusive Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 11.07    Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 11.08    Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 11.09    Remediation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE XII - CONDUCT OF THE PARTIES AFTER CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         Section 12.01    Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 12.02    Access to Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 12.03    Manufacturers' Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 12.04    Product Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 12.05    Use of License Tags . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 12.06    Use of Asgrow Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 12.07    Deposit of Checks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         Section 12.08    Covenant Not to Compete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52

                                                                                                                       PAGE
                                                                                                                       ----
         Section 12.09    Delivery of Title Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE XIII - BROKERAGE; EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         Section 13.01    Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 13.02    Transactional Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE XIV - BULK TRANSFER LAWS; SATISFACTION
              OF OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         Section 14.01    Waiver of Compliance with Bulk
                          Transfer Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 14.02    Satisfaction of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE XV - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         Section 15.01    Termination by Mutual Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 15.02    Termination Due to Title Defect,
                          Casualty, or Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 15.03    Termination Attributable to
                          Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE XVI - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

         Section 16.01    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 16.02    Assignability and Parties
                          in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 16.03    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 16.04    Non-Exclusive Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 16.05    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 16.06    Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 16.07    Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 16.08    Complete Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 16.09    Modifications, Amendments
                          and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 16.10    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 16.11    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 16.12    Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 16.13    No Recordation of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 16.14    Radon Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 16.15    Gender; Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 16.16    Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 16.17    No Benefit to Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE XVII - GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                             SCHEDULES AND EXHIBITS


   SCHEDULES                               DESCRIPTION
   ---------                               -----------
Schedule 1.01(a)...................Real Property
Schedule 1.01(b)...................Fixed Assets
Schedule 1.01(e)...................Intellectual Property
Schedule 1.01(g)...................Excluded Accounts Receivable
Schedule 1.01(i)...................FIFRA Label Registrations
Schedule 1.02(a)...................Assumed Leases
Schedule 1.02(b)...................Assumed Contracts
Schedule 1.03(a)...................Excluded Facilities
Schedule 2.03(a)...................Additional Bad Debt Reserves
Schedule 3.01......................Permitted Exceptions
Schedule 4.09......................Severance Benefits
Schedule 6.09(a)...................Latent Defects, Etc.
Schedule 6.10......................Restrictions on Land Use
Schedule 6.11......................Financial Statements
Schedule 6.14......................Litigation
Schedule 6.15......................Permits
Schedule 6.17......................Certain Assets, Leases and Contracts
Schedule 6.18......................Labor/Employee Disputes
Schedule 6.19......................Non-Merchantable Inventory
Schedule 6.21......................Changes since Financial
                                   Statement Date
Schedule 6.23......................Excluded Assets, Etc.
Schedule 6.24......................Insurance Coverages
Schedule 6.25......................Environmental Disclosures

   SCHEDULES                          DESCRIPTION
   ---------                          -----------
Schedule 6.26......................Seller/Upjohn Representatives
Schedule 6.27......................Customers and Sales
Schedule 12.01.....................Dupont-Benlate Litigation
                                   Cooperation


   EXHIBITS                           DESCRIPTION
   --------                           -----------
Exhibit A............................Form of Seed Distributor
                                     Agreement
Exhibit B............................Asgrow License Agreement
Exhibit C............................Allocation of Purchase Price
Exhibit D............................The Seed Purchase Agreement
Exhibit E............................6/30/93 Pro-Forma Balance
                                     Sheet
Exhibit F............................Plant City Site Plan

                            ASSET PURCHASE AGREEMENT



         This Asset Purchase Agreement (the "Agreement") is made this -30th day of December, 1993, by and among Terra International, Inc., a Delaware corporation (hereafter "Buyer"), Asgrow Florida Company, a Florida corporation (hereafter "Seller") and Seller's ultimate parent, The Upjohn Company, a Delaware corporation (hereafter "Upjohn"). The Buyer, the Seller and Upjohn are sometimes referred to collectively herein as the "parties" or individually as a "party."

                                   BACKGROUND

         WHEREAS, the Seller is engaged in business as a retailer and distributor of vegetable seeds, crop protection, and specialty products to agricultural dealers and growers, primarily in the State of Florida; and

         WHEREAS, the Seller desires to sell substantially all of its assets and, under the terms and conditions set forth in this Agreement, the Buyer has agreed to purchase such assets and assume certain of the Seller's obligations; and

         WHEREAS, the Seller is a second-tier wholly owned subsidiary of Upjohn and Upjohn has agreed to join in this Agreement to provide certain warranties, covenants, and indemnities in order to induce the Buyer to enter into this Agreement; and

         WHEREAS, in connection with the purchase and sale contemplated herein, the Buyer and the Seller's immediate parent, Asgrow Seed Company, a Delaware corporation, will execute a distributor agreement in the form of Exhibit A attached hereto, under which the Buyer is to become a seed distributor in Florida of Asgrow Seed Company;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and intending to be legally bound, the Buyer, the Seller and Upjohn agree as follows:

                                   ARTICLE I

                          SALE AND PURCHASE OF ASSETS

         Section 1.01 Assets to be Acquired. Subject to the terms and conditions set forth herein, on the Closing Date (as set forth in Section 3.01), the Seller shall sell, assign, transfer, convey and deliver to the Buyer, free and clear of all mortgages, deeds of trust, pledges, liens, conditional sales agreements, leases, lease-purchase agreements, security interests, charges, easements, restrictions, encumbrances, and options (hereafter collectively referred to as "Encumbrances"), except for Permitted Exceptions (as defined in Section 3.01(a)), and the Buyer shall purchase, acquire and accept from the Seller, all of the Seller's right, title and interest in and to the following assets of the Seller, whether real, personal or mixed, and whether tangible or intangible (hereafter collectively referred to as the "Purchased Assets"):

                 (a)      Real Property.  All real property described in
         Schedule 1.01(a) attached hereto and incorporated herein by reference, including all buildings, structures and other improvements located thereon or affixed thereto and all mineral, developmental and property rights relating thereto (hereafter collectively referred to as the "Real Property");

                 (b) Other Fixed Assets. All machinery, equipment, rolling stock, fixtures and leasehold improvements (but only to the extent owned by Seller), tools, furniture, furnishings, signs, displays and other fixed assets owned by the Seller, including without limitation computer hardware and software, as more particularly described in Schedule 1.01(b) attached hereto and incorporated herein by reference, but excluding the leasehold improvements and fixed assets (other than rolling stock) located at the Excluded Facilities described in Section 1.03(a) (the fixed assets to be purchased by the Buyer are hereafter collectively referred to as the "Fixed Assets");

                 (c) Inventory. All merchantable inventory of fertilizers, pesticides, crop protection, specialty and other products owned by the Seller held for sale to customers as of the Effective Time (as defined in Section 2.02), including the Seller's inventory of non-Asgrow seeds, but excluding all of the Seller's inventory of Asgrow produced seeds wherever located and all inventory located at the Excluded Facilities (the inventory to be purchased by the Buyer is hereafter collectively referred to as the "Inventory");

                 (d) Supplies. All usable supplies, including without limitation all fuel, petroleum products, tires, parts, product labels, packaging materials, sacks, bags, containers, shop supplies, office supplies and cleaning supplies owned by the Seller as of the Effective Time but excluding all supplies located at the Excluded Facilities (the supplies to be purchased by the Buyer are hereafter collectively referred to as the "Supplies");

                 (e) Intellectual Property. All trademarks, patents, service marks, copyrights and trade names set forth in Schedule 1.01(e), all goodwill associated therewith, and any applications therefor or registrations thereof (hereafter referred to as the "Intellectual Property"); provided that the

         Seller and Asgrow Seed Company shall retain exclusive ownership of the name "Asgrow" and "Asgrow Florida Company" and the Buyer's interest therein shall be limited to a license to use the fictitious name "Asgrow" in combination with the words "Florida" and "Terra" within the State of Florida for a term of three (3) years from the Closing Date as provided in a license agreement in the form of Exhibit B attached hereto to be executed and delivered at the Closing;

                 (f) Other Promotional Rights. All trademarks, patents, service marks, copyrights and trade names, whether or not listed in
         Schedule 1.01(e), all goodwill associated therewith, and all applications for or registrations of any of the foregoing, and all marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other Person in respect of any of the foregoing and all other promotional properties (hereafter collectively referred to as the "Promotional Rights"), in each case (i) primarily used or useful or developed or acquired by the Seller for use in connection with the ownership and operation of the Purchased Assets and (ii) subject to the licensing limitation with respect to the use of the name "Asgrow" as set forth in Section 1.01(e) above;

                 (g) Accounts Receivable. All of the Seller's accounts receivables as of the Effective Time, including all promissory notes, guarantees and collateral relating thereto but excluding (i) accounts receivable due from those customers listed in Schedule 1.01(g) attached hereto and incorporated herein by reference, including any promissory notes, guaranties and collateral relating to such excluded accounts receivable, (ii) accounts receivable generated by the Seller's Moultrie, Georgia retail facility and (iii) inter-company receivables (the accounts receivable to be purchased by the Buyer are hereafter referred to as the "Accounts Receivable" and the accounts receivable to be retained by the Seller are hereafter referred to as the "Excluded Accounts Receivable");

                 (h) Customer Lists and other Intangible Assets. All other intangible assets except cash or equivalents, including without limitation all customer lists (the "Customer Lists"), goodwill, "know-how," proprietary information and trade secrets relating to the Seller's business operations; and all supplier and manufacturers' warranties (including pending warranty claims) and manuals relating to the Fixed Assets, the Inventories and the Real Property;

                 (i) FIFRA Label Registrations. All registrations of product labels pursuant to the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), as more particularly described in Schedule 1.01(i) attached hereto and incorporated herein by reference, to the extent such registrations are transferable and whether or not all action necessary to effect the transfer of such registrations has been taken prior to the Closing.

                 (j) Seller's Deposits and Prepayments. All of the Seller's prepayments (including without limitation prepaid ad valorem taxes and heavy vehicle highway use taxes but excluding prepaid insurance premiums) and lease deposits and, to the extent they are transferable, all utility deposits and other deposits (hereafter referred to as the "Seller's Prepayments");

                 (k) Permits. All Permits (as defined in Section 6.15) relating to the operation of Seller's business, to the extent such Permits are transferable and whether or not all action necessary to effect such transfer has been taken prior to the Closing;

                 (l) Telephone and Fax Numbers. The right to use the telephone and fax machine numbers assigned to each of the Seller's places of business in Florida and Georgia;

                 (m)      Books and Records.  Except as expressly set forth in
         Section 1.03(b), all papers, documents, computerized databases and records of Seller relating to the Purchased Assets and its business operations, including without limitation all product formulations, personnel, labor relations and workers' compensation records relating to employees hired by the Buyer, environmental control records, sales records, marketing records, accounting and financial records, maintenance and production records, surveys of the Real Property, and plans and specifications relating to the buildings, fixtures and other improvements located on the Real Property;

                 (n) Claims Relating to Purchased Assets. All claims, causes of action, rights of recovery and rights of setoff of every type and kind relating to supplier and manufacturers warranties issued with respect to the Purchased Assets and all claims, causes of action, rights of recovery and rights of setoff of every type and kind relating to the Assumed Obligations (as defined in Section 1.02(c));, in each case whether accruing before or after the Closing.

                 (o) Other Property and Rights. Unless otherwise expressly excluded above or in Section 1.03, all other property and rights, tangible and intangible, real, personal or mixed, which the Seller owns and utilizes in connection with its business operations;

provided, however, that the definition of Purchased Assets shall not include any items defined as Excluded Assets in Section 1.03.

         Section 1.02 Assumed Obligations. Subject to the terms and conditions set forth herein, on the Closing Date the Seller shall assign to the Buyer and the Buyer shall assume and discharge in a timely fashion all of the liabilities and obligations of the Seller arising under the following leases, contracts, purchase orders and liabilities of the Seller (hereafter collectively referred to as the "Assumed Obligations"):

                 (a) Leases. The leases relating to the Seller's retail facilities described in Schedule 1.02(a) (hereafter referred to as the "Assumed Leases");

                 (b) Other Contracts. The contracts described in Schedule 1.02(b) (hereafter referred to as the "Assumed Contracts");

                 (c) Open Customer Purchase Orders. The Seller's obligations to deliver products, including seeds, to customers who have placed orders for products which have not been delivered as of the Effective Time, including all customer purchase orders and contracts relating thereto, provided such obligations are incurred in the ordinary course of the Seller's business (hereafter referred to as the "Assumed Purchase Orders");

                 (d) Customer Deposits and Prepayments. All deposits and prepayments received from customers relating to products to be delivered after the Effective Time (referred to herein as the "Customer Deposits"); and

                 (e) Current Liabilities. The Seller's trade payables (excluding inter-company payables), Customer Deposits, and other current liabilities outstanding as of the Effective Time but only to the extent such liabilities are reflected in the Final Closing Balance Sheet (as described in Section 2.02(c) (hereafter referred to as the "Assumed Current Liabilities").

         For purposes of subsection (e) above, current liabilities shall mean liabilities incurred in the ordinary course of the Seller's business due within one year of the Closing Date and shall not include accrued tax liabilities, the current portion of any long-term debt, inter-company payables, contingent liabilities or any current liabilities that are not included in the Final Closing Balance Sheet as finally determined in accordance with the procedures set forth in Section 2.02(b)-(e). Except as expressly set forth in subsection
(a)-(e) above and in Section 4.09, the Buyer shall have no responsibility for any of the Seller's obligations (including contracts, leases, product warranties, purchase orders and liabilities of any type, kind or nature), whether fixed, accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, or otherwise, and all such obligations shall remain with the Seller and are herein referred to as the "Excluded Obligations."

         Section 1.03 Excluded Assets. The "Purchased Assets" shall not include any of the Seller's rights, privileges, title or interest in the following assets (hereafter referred to as the "Excluded Assets"):

                 (a) Excluded Facilities. The leasehold facilities of the Seller described in Schedule 1.03(a), including all leases, leasehold improvements, fixtures, inventory, supplies and leasehold interests relating thereto (hereafter referred to as the "Excluded Facilities");

                 (b) Books and Records. All of the Seller's minute books, stock books, tax returns and books and records directly relating to the Excluded Assets and the Excluded Obligations, all personnel, labor relations and workers' compensation records relating to the Seller's employees who are not hired by the Buyer, and all records relating to Benlate and Benlate claimants (provided that copies of such records other than privileged attorney-client communications will be furnished to the Buyer if reasonably requested by the Buyer).

                 (c) Cash, etc. Any currency, coins or balances in checking or other demand deposits, securities or money market accounts or other cash equivalents, including cash or cash equivalents representing Customer Deposits;

                 (d) Inter-Company Receivables. All inter-company or affiliate accounts receivable, advances or indebtedness;

                 (e) Claims Against Third Parties. Any claim of the Seller against any Person other than claims described in Section 1.01(n);

                 (f) Prepaid Insurance Premiums. Any claim for refund of prepaid insurance premiums, it being understood and agreed that the Seller may cancel all policies insuring the Purchased Assets as of the Closing Date upon the first to occur of (i) three (3) days after the Closing or (ii) notification that Buyer's insurance has become effective; and

                 (g) Rights Hereunder. All rights and claims of the Seller under this Agreement.

                 (h) Consigned Goods. All goods held by the Seller on consignment;

                 (i) Seed Inventory. All inventory of seeds (which shall be purchased separately by Buyer pursuant to the terms of the Seed Purchase Agreement attached hereto as Exhibit D);

                 (j) Homestead Insurance Proceeds. The insurance proceeds paid or payable by reason of damage to the Real Property located in Homestead, Florida caused by Hurricane Andrew;

                 (k) Trade Name, Trademarks, etc. Except for the limited license granted pursuant to Exhibit B, all trade names, trademarks, service marks, logos, symbols or other rights with respect to the names "Asgrow," "Asgrow Florida," "Asgrow Seed" or "Upjohn," any variation thereof or any name or mark similar thereto or any trade dress or trade style used by the Seller in connection therewith;

                 (l) Third Party Information. All information and materials the Seller received from any third party subject to confidentiality restrictions unless any required consent to assignment has been obtained;

                 (m) Prepaid Expenses. Prepaid expenses not assignable to the Buyer, including, without limitation, prepaid insurance premiums;

                 (n) Tax Refunds. Refunds pertaining to income tax obligations of the Seller;

                 (o) Combined Information. Any documents containing information about the Seller's business or the Purchased Assets which is combined or consolidated with other information of Upjohn or the Seller (provided that the Seller shall copy portions of such information for the Buyer to the extent requested by the Buyer after the Closing);

                 (p) Internal Documents. Any documents prepared by the Seller or Upjohn for the purpose of informing any of their management about the sale of the Purchased Assets and the other transactions contemplated herein;

                 (q) Privileged Communications. All privileged communications, oral or written, between any of the officers, directors or employees of Seller or Upjohn and any of the Seller's or Upjohn's attorneys (whether in-house or outside counsel), on any subject whatsoever regarding the Purchased Assets or the Seller's business and all attorney work product on any subject whatsoever regarding the Purchased Assets or the Seller's business. If any documents are inadvertently transferred to the Buyer which contain such privileged communications or attorney work product, the Buyer shall immediately return such documents to the Seller upon discovery and such inadvertent disclosure shall not be deemed to be a waiver of the attorney-client privilege or work product doctrine; and

                 (r) Contracts not Assigned. All rights of the Seller in, to and under those leases, purchase orders, contracts and other agreements not being assigned to the Buyer pursuant to Section 1.02.

                                   ARTICLE II

              PURCHASE PRICE; POST-CLOSING ADJUSTMENT; ALLOCATIONS

         Section 2.01 Cash at Closing. In consideration of the sale and purchase contemplated herein, the Buyer agrees at the Closing (a) to pay the Seller the cash sum of Thirty One Million Dollars ($31,000,000) by means of a wire transfer of such funds to a bank account to be designated in writing by the Seller prior to Closing, and (b) to assume and discharge the Seller's obligations and liabilities with respect to the Assumed Obligations as they come due.

         Section 2.02 Post-Closing Price Adjustment. The cash portion of the purchase price has been established based on the assumption that as of the close of business on December 31, 1993 (hereafter referred to as the "Effective Time") the Inventory, Supplies, Accounts Receivable, and Seller's Prepayments (hereafter referred to as the "Acquired Current Assets") will exceed the Assumed Current Liabilities by Twelve Million Four Hundred Sixty-Six Thousand Dollars ($12,466,000) (hereafter referred to as the "Baseline Working Capital"). After the Closing, the cash portion of the purchase price shall be adjusted to account for any variation in the difference between the Baseline Working Capital and the Acquired Working Capital (defined below) as of the Effective Time. For example, if the Acquired Working Capital is less than the Baseline Working Capital, the Seller shall refund the difference to the Buyer in immediately available funds and if the Acquired Working Capital exceeds the Baseline Working Capital, the Buyer shall pay the difference to the Seller in immediately available funds. The "Acquired Working Capital" shall be the difference at the Effective Time between (i) the sum of the Acquired Current Assets and (ii) the sum of the Assumed Current Liabilities. The procedure for determining and paying the post-closing price adjustment shall be as follows:

                 (a) Joint Inventory. The Buyer and the Seller shall conduct a joint physical inventory count of the Inventory (hereafter referred to as the "Joint Inventory") as of the Effective Time. The Joint Inventory shall be conducted using comprehensive count procedures and shall be valued at the lower of cost or market using the first-in, first-out ("FIFO") cost method.

                 (b) Initial Closing Balance Sheet. Within ninety (90) days after the Closing, the Buyer shall deliver to the Seller a pro-forma balance sheet as of the Effective Time prepared in accordance with the generally accepted accounting principles consistently applied (hereafter referred to as "GAAP") followed in the preparation of the Seller's interim unaudited June 30, 1993 pro-forma balance sheet attached hereto and incorporated herein by reference as Exhibit E, reflecting only the Purchased Assets and the Assumed Current Liabilities (hereafter referred to as the "Initial Closing Balance Sheet"). The Buyer shall simultaneously deliver to the Seller an itemized schedule of all the Assumed Current Liabilities, Customer Deposits and Seller's Prepayments included in the Initial Closing Balance Sheet. The Initial Closing Balance Sheet shall value the Inventory in the manner set forth in subsection (a) above and the Supplies at the lower of cost or market regardless of whether that approach was used in prior periods and shall reflect a reserve for bad debts determined in accordance with Section 2.03(a).

                 (c)      Seller's Review of Initial Closing Balance Sheet.
         The Seller shall have thirty (30) days after its receipt of the Initial Closing Balance Sheet to review the results thereof. During the period, the Buyer shall provide any information and supporting documents relating to the Initial Closing Balance Sheet and the Assumed Current Liabilities, Customer Deposits and Seller's Prepayments reasonably requested by the Seller to determine its accuracy. Any objections the Seller may have to the amount of the Acquired Working Capital reflected in the Initial Closing Balance Sheet (including any additions or changes to the Assumed Current Liabilities, Customer Deposits and Seller's Prepayments incorporated therein) shall be communicated by a written notice of objections delivered to the Buyer within such thirty (30) day period. The notice shall set forth the specific grounds for each objection and enclose all available supporting data. In the event the Seller fails to provide notice of objections to the Buyer within the thirty (30) day period, the determinations of the Acquired Working Capital set forth in the Initial Closing Balance Sheet shall be deemed final and binding on all parties to this Agreement. The Initial Closing Balance Sheet, as prepared by the Buyer if the Seller does not provide notice of objections to the Buyer within the thirty (30) day period, or if objections are received, as determined in accordance with the procedures set forth in Section 2.02(d) or (e) below, is herein referred to as the "Final Closing Balance Sheet."

                 (d) Buyer's Review of Seller's Objections. In the event the Seller delivers a notice of objections to the Initial Closing Balance Sheet to the Buyer within the thirty (30) day period set forth in subsection (c) above, the Buyer shall have an additional thirty
         (30) days to review the Seller's objections. During this period, the Buyer and the Seller shall use their best efforts to mutually agree on the amount of the Acquired Working Capital. Any such written agreement shall be final and binding on all parties to this Agreement.

                 (e) Final Determination by Accounting Firm. In the event the Seller objects to the Initial Closing Balance Sheet and the parties are unable to resolve their differences within the thirty (30) day period provided in subsection (d) above, the Buyer and the Seller shall jointly select a nationally recognized certified public accounting firm that has no business or professional relationship to either party or their affiliates to determine the Final Closing Balance Sheet, including the amount of the Acquired Working Capital. In the event the Buyer and the Seller are unable to jointly select an accounting firm within ten (10) days after the thirty (30) day period set forth in (d) above has elapsed, the parties shall jointly request the Chief Judge of the Hillsborough County, Florida Circuit Court to appoint an accounting firm satisfying the foregoing qualifications to make such determination. The accounting firm selected in the manner set forth above shall be required to render its determination within thirty (30) days after such appointment. During this period, the Buyer and the Seller shall cooperate with such accounting firm by providing access to or copies of all books and records it reasonably requests. The determination of Acquired Working Capital rendered by such accounting firm shall be final and binding on all parties to this Agreement.

                 (f) Procedure for Payment of Adjustment. The amount of the post-closing price adjustment finally established to be due the Buyer or the Seller based on the Final Closing Balance Sheet determined in accordance with the procedures set forth in subsections
         (a)-(e) above shall be paid in immediately available funds within five
         (5) Business Days following the final determination, together with interest from and after the Closing Date at a floating rate equal to the prime rate announced from time to time by Citibank, N.A., New York, New York, as its prime rate. Such payment shall be made by wire transfer to an account designated by the party entitled to the payment.

         Section 2.03 Reserves for Bad Debts. The reserves for bad debts used in the Closing Balance Sheet shall equal $400,000, plus the balances outstanding at the Effective Time on the accounts listed in Schedule 2.03(a).

         Section 2.04 Allocation of Purchase Price. At or prior to the Closing, the Buyer and the Seller shall execute a written instrument in the form of Exhibit C setting forth by asset category and amount the mutually agreed allocation of the consideration being paid by the Buyer for the Purchased Assets. Exhibit C shall include specific allocations for each parcel of Real Estate and each titled motor vehicle (including trailers). The sums allocated to the Acquired Current Assets shall subsequently be modified to conform to the Closing Balance Sheet which serves as the basis for any post-closing adjustment in the purchase price. Each party agrees to report the purchase and sale contemplated herein on Internal Revenue Service Form 8594 and for all other federal and state tax purposes in accordance with such allocation.

                                  ARTICLE III

                      TITLE INSURANCE AND RELATED MATTERS

         Section 3.01 Title Insurance. Not less than two (2) Business Days prior to the Closing Date, the Seller, at its expense, shall furnish to the Buyer a commitment together with legible copies of all documents pertaining to any exceptions therein (hereafter referred to as the "Commitment"), for an owner's title insurance policy issued by First American Title Insurance Company (hereafter referred to as the "Title Company"). The Seller's counsel will act as the title agent for the Title Company. Upon request, Seller's counsel shall provide written confirmation from the Title Company of its authority as agent. The Commitment shall commit to provide to the Buyer a single ALTA title insurance owner's policy (current Florida form), (hereafter referred to as the "Title Policy"), in the amount of the purchase price allocated to the Real Property, insuring the Buyer's title to the Real Property to be marketable and free of all Encumbrances and other matters, except for (a) the exceptions set forth in Schedule 3.01(a) attached hereto and incorporated herein by reference (hereafter referred to as the "Permitted Exceptions"), and (b) those matters that do not constitute Title Defects as defined in Section 3.03. The initial Commitment may be subject to exceptions for: (i) real property ad valorem taxes and assessments for the calendar year during which the Closing occurs,
(ii) unfiled mechanics' liens, (iii) survey, (iv) unrecorded easements, (v) rights of parties in possession and (vi) those matters created or first appearing in the Public Records or attaching subsequent to the effective date of the Commitment but prior to the date the Buyer acquires the Real Property. The Seller shall pay the 1993 ad valorem taxes on the Real Property prior to the Closing. Subject to compliance with the provisions of Sections 3.02 and
3.03 of this Agreement, the exceptions referred to in paragraphs (i) through
(vi) above shall be deleted from the Commitment at the Closing and will not appear in the Title Policy.

         Section 3.02 Surveys. The Seller shall, at the Seller's expense, obtain current surveys of the Real Property (the "Surveys") not less than two
(2) Business Days prior to the Closing Date. Two prints of the Surveys shall be promptly delivered to the Buyer. The Surveys shall be certified to the Buyer, the Title Company, and the Seller's counsel, and shall clearly set forth the bearings and dimensions of all boundary lines as well as the dimensions and locations of all improvements, streets, accesses, easements, encroachments and setbacks and shall otherwise meet the minimum technical requirements of the Florida Statutes and the Florida Administrative Code. When the Seller obtains the Surveys, the exceptions described in Sections 3.01(iii) and (iv) above will be deleted from the Commitment at the Closing and will not appear in the Title Policy when issued. At the Buyer's option the legal description of the Real Property as determined by the Surveys shall be used in the deeds, the Commitment and the Title Policy.

         Section 3.03 Title Defects and Remedies. The term "Title Defect" means any Encumbrance, restriction, reservation, easement, matter disclosed by the Survey, or any other matter which would in the Buyer's reasonable discretion cause the title to be unmarketable under the Uniform Title Standards adopted by the Florida Bar and applicable law. The Buyer shall have one (1) Business Day after receipt of the Commitment (including any endorsement thereto), and all of the Surveys, to give the Seller notice of any Title Defect. The Seller shall have thirty (30) days after the date of such notice (hereafter referred to as the "Cure Period") in which to cure such Title Defect and furnish to the Buyer evidence that such Title Defect has been cured.
Seller shall exercise reasonable efforts, at the Seller's sole expense to cure all Title Defects but Seller shall not be required to initiate any legal proceedings to cure any Title Defect. If the Seller fails or is unable to cure any Title Defect within the applicable Cure Period, the Buyer shall have the option, to be exercised by giving the Seller notice within one (1) Business Day after the end of such Cure Period, either to complete the purchase of the Purchased Assets without reduction in the purchase price and accept title to the Real Property subject to any uncured Title Defects or to terminate this Agreement. If the Buyer elects to complete such purchase, the Title Policy and closing documents shall reflect the uncured Title Defects accepted by the Buyer as being Permitted Exceptions. If the Closing Date is extended because of the provisions of this Section, then the Closing shall take place on or before the tenth day after: (i) the date any and all Title Defects have been cured; or
(ii) the Buyer's election to complete the purchase of the Purchased Assets subject to any uncured Title Defects.

                                   ARTICLE IV

                        CLOSING; DOCUMENTS OF CONVEYANCE

         Section 4.01 Closing. Subject to the satisfaction of the conditions set forth in Section 3.03 and Articles IX and X, the purchase and sale contemplated hereby shall be consummated at a closing (referred to herein as the "Closing") to be held at the offices of Shackleford, Farrior, Stallings & Evans, P.A., 501 E. Kennedy Boulevard, Tampa, Florida, starting at 9:00 a.m. local time on December 31, 1993, or at such earlier or later date or time as the parties may mutually agree. The date the Closing occurs is referred to herein as the "Closing Date". The purchase and sale shall be deemed effective for all purposes as of the Effective Time.

         Section 4.02     Conveyance of Real Property.

                 (a) Delivery of Special Warranty Deeds. At the Closing, the Seller shall deliver to the Title Company or its agent the following instruments, each in form and content reasonably acceptable to counsel for the Buyer and the Seller:

                          (i)     special warranty deeds conveying the Real
                 Property;

                          (ii) the Seller's affidavit with respect to ownership, possession and the absence of mechanics' liens or other Encumbrances, which shall be sufficient to remove the standard exceptions in the Commitment (in no less than two (2) duplicate originals);

                          (iii) the Seller's "FIRPTA" affidavit in accordance with Section 1445 of the Internal Revenue Code of 1986, as amended; and

                          (iv) the Seller's closing statement and such other documents or affidavits as may be required to obtain the Title Policy free and clear of all Encumbrances other than the Permitted Exceptions;

                 (b)      Recording Deeds and Delivery of Endorsement to
         Commitment.

                          (i) Immediately following the delivery of the instruments described in subsection (a) above, the special warranty deeds and such documents, if any, deposited by the Seller to clear title shall be recorded

                          (ii) At the Closing, the Title Company, or its agent, shall acknowledge in writing receipt of those instruments described in subsection (a) above, the special warranty deeds and such documents, if any, deposited by the Seller to clear title and shall issue and deliver to the Buyer an endorsement to the Commitment confirming the following:
                 (1) that all requirements in the Commitment (including any endorsement thereto), have been satisfied; (2) the amount of the Title Policy to be issued; (3) the deletion of the standard exceptions, including, but not limited to, the exception for those matters first appearing in the public records or attaching subsequent to the effective date of the Commitment but prior to the date of recording of the deeds and other documents referred to herein; and (4) the deletion of all other exceptions to title with the exception of the Permitted Exceptions.

                          (iii) Promptly after the recording of the instruments
                 referred to in subsection (a) above and in no event later than January 28, 1994, the Title Company shall deliver to the Buyer the Title Policy, issued in accordance with the terms of the Commitment, as endorsed as of the Closing..

         Section 4.03 Assignment and Assumption Agreements. At the Closing, the Buyer and the Seller shall execute and deliver to each other instruments of assignment and assumption, in form and content reasonably acceptable to counsel for the Buyer and the Seller, pursuant to which the Seller shall assign the Assumed Leases, the Assumed Contracts, and the Assumed Purchase Orders to the Buyer and the Buyer shall assume all such obligations, together with the Assumed Current Liabilities and the Customer Deposits as described in Section 1.02. The instruments of assignment and assumption are hereafter collectively referred to as the "Assignment and Assumption Agreements." With respect to the Assumed Leases, the Seller shall also deliver to the Buyer copies of the landlord consents to the assignment of such leases to the Buyer and such landlord estoppel certificates and non-disturbance agreements as the Buyer may reasonably request.

         Section 4.04 Other Instruments of Conveyance. At the Closing, the Seller shall execute and deliver to the Buyer the following instruments of conveyance (hereafter referred to as the "Other Instruments of Conveyance"):

                 (a) A bill of sale conveying the Fixed Assets (including all manufacturers' and other warranties relating thereto) and Inventory described in Section 1.01(b) and (c) to the Buyer.

                 (b) Certificates of title relating to the titled rolling stock, duly endorsed for transfer to the Buyer;

                 (c) Assignments in recordable form of the FIFRA product label registrations described in Section 1.01(i);

                 (d) Assignment of all other Purchased Assets (including without limitation the Seller's Prepayments); and

                 (e) Such other instruments as may be reasonably requested by the Buyer to convey the Purchased Assets or any part thereto to the Buyer or to transfer any Florida Department of Environmental Protection Permits or other Permits to the Buyer.

All Other Instruments of Conveyance shall be free of all Encumbrances and shall be in form and content reasonably acceptable to counsel for the Buyer and the Seller.

         Section 4.05 Other Deliveries at Closing. At the Closing, in addition to the instruments described in Sections 4.02- 4.04, the following deliveries shall be made:

                 (a) The Seller shall deliver to Buyer (i) the endorsement to the Commitment (as described in Section 4.02(b)), (ii) a true copy of the Seller's Blanket Certificate of Resale issued by the Florida Department of Revenue, and (iii) all certificates and opinions required by Article IX, except such as may be expressly waived in writing by the Buyer;

                 (b) The Buyer shall deliver to the Seller (i) the cash purchase price as set forth in Section 2.01 and (ii) all certificates and opinions required by Article X, except such as may be expressly waived in writing by Seller;

                 (c) Asgrow Seed Company and the Buyer shall execute and deliver to each other a distributor agreement in the form of Exhibit A attached hereto and incorporated herein by reference under which the Buyer shall become a distributor in Florida for seeds for a term of three (3) years from and after the Closing Date;

                 (d) Asgrow Seed Company and the Buyer shall execute and deliver to each other the Asgrow License Agreement in the form of Exhibit B attached hereto and incorporated herein by reference; and

                 (e) Asgrow Seed Company and the Buyer shall execute and deliver to each other the Seed Purchase Agreement in the form attached hereto as Exhibit D.

                 (f) Such other deliveries as may be required by the provisions of Section 4.12.

         Section 4.06 Allocation of Closing Costs. At or after the Closing, the Seller shall pay in a timely manner (a) all recording costs to clear Seller's title and documentary stamp taxes relating to the special warranty deeds to be delivered pursuant to Section 4.04(a); (b) all premiums and other costs relating to the issuance of the Title Policy; and (c) all taxes and transfer fees relating to the transfer of the Purchased Assets to the Buyer, including without limitation the transfer of the certificates of title described in Section 4.04(c) and, as applicable, the issuance of new license tags for the rolling stock. Except as provided in clauses (a) - (c) of this
Section 4.06, each party shall be
responsible for and bear all of its own transactional costs and charges relating to the purchase and sale contemplated herein.

         Section 4.07 Prorations at Closing. All ad valorem taxes and assessments relating to the Purchased Assets for the 1993 calendar year shall be paid by the Seller prior to the Closing and all compensation (including vacation and sick pay accruals, as applicable), payroll and withholding taxes relating to the Seller's employees through the date of their termination shall be paid by the Seller when due. All other operating expenses and liabilities relating to the ownership and operation of the Purchased Assets attributable to the period ending at the Effective Time which are not Assumed Current Liabilities shall be paid by the Seller as they fall due. The Assumed Current Liabilities and all operating and other expenses relating to the ownership and operation of the Purchased Assets attributable to periods commencing on and after the Effective Time shall be the sole responsibility of the Buyer.

         Section 4.08 Transfer of Possession. Simultaneously with the Effective Time, the Seller shall give the Buyer full possession and enjoyment of the Purchased Assets.

         Section 4.09 Termination and Related Employee Matters. Simultaneous with the Effective Time, the Seller shall terminate all of its employees that it no longer intends to employ and as of January 1, 1994 the Buyer shall employ such of the terminated employees as it determines in its sole discretion. Employees of the Seller hired by the Buyer shall be entitled to participate in the Buyer's pension plan in accordance with the terms thereof as new employees with no past service credit, except that for purposes of determining vesting and retirement eligibility such employees shall receive credit for the period of their employment by the Seller. In determining eligibility for all other fringe benefits offered by the Buyer, employees of the Seller hired by the Buyer shall be entitled to service credit for the period they were employed by the Seller. The Seller will pay severance benefits to its terminated employees who are not hired by the Buyer in accordance with the Separation Pay Plan appended hereto as Schedule 4.09 and incorporated by reference herein, and upon receipt of an itemized accounting thereof the Buyer shall promptly reimburse the Seller for all such severance benefits paid by the Seller. The Buyer shall pay severance benefits in accordance with Schedule 4.09 to the Seller's employees that are hired by the Buyer and subsequently terminated without cause within twelve (12) months following the Closing. Severance benefits paid and/or reimbursed in the manner described in this Section 4.09 shall not be treated as Assumed Current Liabilities. If Cecil D. Kent is employed by the Buyer on October 19, 1994, his service date will be adjusted to September 9,1988 to recognize all previous service with Seller. After October 19, 1994, this date will be used for determining his fringe benefits under the Buyer's fringe benefit plans. If Daniel A. Barnes is transferred to a regular status during his employment with the Buyer, his service date will be adjusted to include three (3) years and eight (8) months of previous service with Seller and this date will be used for determining his fringe benefits under the Buyer's fringe benefit plans.

         Section 4.10 Utility Services. On the Closing Date or as soon thereafter as practicable, the Seller and the Buyer will cooperate with each other to arrange to disconnect or obtain final readings with respect to all electricity, water, telephone, and other utilities serving the Real Property and, unless such services are in the name of the landlord, the real property that is the subject of the Assumed Leases, and to have such services reconnected in or otherwise transferred to the Buyer's name immediately thereafter. All fees and charges associated therewith and all unpaid utility charges accrued through the Effective Time shall be an Assumed Current Liability subject to the post-closing price adjustment set forth in Section 2.02.

         Section 4.11 Procedure Relating to Motor Vehicles. At the Closing, the Buyer and the Seller shall execute an affidavit prepared by the Seller for use in transferring the certificates of title to the titled motor vehicles (and trailers) included in the Purchased Assets. The affidavit shall identify each such motor vehicle by year, make, model and vehicle identification number and shall set forth the current odometer readings and the purchase price that the parties have mutually agreed to allocate to each such motor vehicle. The sum allocated to each motor vehicle shall not be less than 80 percent of the average loan value as reported in the current NADA Used Car Guide (or another nationally recognized pricing guide with respect to vehicles not listed in the NADA Used Car Guide). Immediately following the Closing, the Buyer shall present the affidavit, together with the original certificates of title, HSMV Forms 8204 (Application for Certificate of Title and/or Vehicle Registration) and proof of insurance (i.e., an insurance certificate or binder) to the Florida Department of Motor Vehicles to secure new certificates of title and registrations/license tags in the Buyer's name. To facilitate preparation of the HSMV Forms 8204 prior to the Closing, the Seller shall furnish copies of the affidavit and certificates of title to the Buyer at least five (5) Business Days prior to the Closing Date.

         Section 4.12 Other Actions and Instruments. The Buyer and the Seller shall take such other actions and shall execute and deliver such other instruments, documents and certificates at the Closing as are required by the terms of this Agreement or as may be reasonably requested by the Buyer or the Seller in connection with the Closing of the transactions contemplated by this Agreement.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer hereby represents and warrants to the Seller and Upjohn as follows:

         Section 5.01 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         Section 5.02 Corporate Power and Authority. The Buyer has the requisite corporate power and authority to execute, deliver and perform its obligations under and pursuant to this Agreement, including without limitation, the requisite corporate power and authority to acquire the Purchased Assets and assume the Assumed Obligations upon the terms and conditions set forth herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and is a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally.

         Section 5.03 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene any provision of the Certificate of Incorporation or Bylaws of the Buyer, (ii) violate, be in conflict with, constitute a default under, result in the termination of, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, and effectiveness of any agreement, contract, commitment, indenture, lease or mortgage applicable to the Buyer, (iii) violate any provision of law, rule, regulation, order, license, permit, authorization, or approval to which the Buyer is subject, or (iv) violate any judgment, order, writ, prohibition, injunction or decree of any court, governmental body or arbitrator by which the Buyer is bound, except where such breach of conflict would not, individually or in the aggregate, have a material adverse effect on the Buyer.

         Section 5.04 Regulatory Approvals. All consents, waivers, approvals, authorization or exemptions from governmental entities and other third parties and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by law, rule or regulation which must be obtained or satisfied by the Buyer in order to permit the consummation of the transactions contemplated by this Agreement have been obtained and satisfied or will be obtained and satisfied prior to the Closing.

         Section 5.05 Inventory Held for Resale. The Buyer intends to hold the Inventory for resale to customers and for no other purpose.

         Section 5.06 Veracity of Statements. No representation or warranty made by the Buyer which is contained in this Agreement or in any document, statement, certificate, schedule, exhibit or instrument furnished or to be furnished to the Seller or Upjohn pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain an untrue statement of a material fact or omits or will omit to state material fact required to be stated therein or necessary to make the statements and facts contained therein in light of the circumstances in which they were or are made, not false or misleading, except where any such untrue statement or omission would not, individually or in the aggregate, have a material adverse effect on the Seller or Upjohn.

                                   ARTICLE VI

              REPRESENTATIONS AND WARRANTIES OF SELLER AND UPJOHN

         Each of the Seller and Upjohn represent and warrant, jointly and severally, and, where applicable, covenant as follows:

         Section 6.01 Organization, Good Standing and Qualification. Each of the Seller and Upjohn is a corporation duly organized, validly existing, and in good standing under the laws of their respective states of incorporation. The Seller is duly qualified to do business and is in good standing in each and every jurisdiction where the failure to qualify or to be in good standing would have a material adverse effect upon its financial condition, the conduct of its business or the ownership of the Purchased Assets.

         Section 6.02 Corporate Power and Authority. Each of the Seller and Upjohn has the requisite corporate power and authority to execute, deliver and perform their obligations under and pursuant to this Agreement. The Seller has the requisite corporate power and authority to sell, transfer, assign, convey and deliver to the Buyer at Closing, the Purchased Assets, free and clear of all Encumbrances other than Permitted Exceptions, and, subject to obtaining all requisite third party consents thereto, to assign the Assumed Leases, the Assumed Contracts and the Assumed Purchase Orders to the Buyer at Closing. The Seller has the requisite corporate power and authority to carry on its business operations as they are now being conducted and to own and operate the Purchased Assets. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller and Upjohn. This Agreement has been duly executed and is a legal, valid and binding obligation of both the Seller and Upjohn, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         Section 6.03 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene any provision of the Articles or Certificate of Incorporation or Bylaws of the Seller or Upjohn, (ii) violate, be in conflict with, or constitute a default under, result in the termination of, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any material agreement, contract, commitment, indenture, lease or mortgage, to which the Seller is a party or by which the Purchased Assets are bound,
(iii) violate any provision of law, including without limitation, all applicable securities laws, rules regulations, orders, permits, licenses, authorizations or approvals to which the Seller or Upjohn is subject or (iv) violate any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction or arbitrator by which either the Seller or Upjohn is bound, except where such breach or conflict would not, individually or in the aggregate, have a material adverse effect on the Seller or Upjohn and except to the extent the consent of third parties may be required in connection with the assignment of the Assumed Leases, the Assumed Contracts and/or the Assumed Purchase Orders.

         Section 6.04 Regulatory Approvals. All material consents, waivers, approvals, authorization or exemptions from governmental entities and other third parties and other material requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Seller or Upjohn (including without limitation, the Federal Trade Commission and the United States Department of Justice) in order to permit the consummation of the transactions contemplated by this Agreement have been obtained or satisfied or will be obtained or satisfied prior to the Closing.

         Section 6.05 Copies of Articles and Bylaws. The copy of the Seller's Certificate or Articles of Incorporation and Bylaws (the completeness and accuracy of which has been certified by an authorized officer of the Seller) which have been delivered to the Buyer are true, complete and correct in full force and effect as of the date hereof and will be in effect on the Closing Date.

         Section 6.06 Liabilities and Obligations of Seller. The Seller and Upjohn understand and acknowledge that the Buyer is not assuming any liabilities or obligations of the Seller other than the Assumed Obligations expressly set forth in Section 1.02.

         Section 6.07 Title to Non-Real Property Assets. At Closing, the Seller will have good title to all of the Purchased Assets described in Section 1.01(b)-(o), free and clear of all Encumbrances, other than Permitted Exceptions. All other Encumbrances will be paid, satisfied or removed on or prior to the Closing Date. Notwithstanding the foregoing, Asgrow Seed Company shall also continue to own the Customer Lists and may use the Customer Lists in its business, subject only to its obligations under the Limited Joinder to this Agreement.

         Section 6.08 Assumed Leases and Contracts. Subject to receipt of all necessary third party consents, at the Closing, the Buyer will receive the Seller's entire right, title and interest in the Assumed Leases and the Assumed Contracts, free and clear of all Encumbrances and restrictions other than Permitted Exceptions and those expressly stated in such leases and contracts. Each of the Assumed Leases and Assumed Contracts is valid, binding, in full force and effect, and enforceable by or against Seller in accordance with their respective terms and conditions, and with respect only to the Seller's obligations, there is no existing default thereunder or breach thereof or condition which, with the passage of time or notice or both, might constitute such a default by Seller. There has been no termination or, to Seller or Upjohn's knowledge, threatened termination or notice of default relating to any such lease or contract. Prior to the Closing, the Seller will use its best efforts to obtain all necessary consents to the assignment of the Assumed Leases to the Buyer at the Closing.

         Section 6.09     Fixed Assets and Structures.  Except as set forth in
Schedule 6.09 attached hereto and incorporated herein by reference: (a) on the Closing Date the Fixed Assets and the buildings, structures and other improvements constituting part of the Real Property (collectively the "Structures") will be in a good state of repair and operating condition, reasonable wear and tear excepted; (b) to the knowledge of the Seller and Upjohn, neither the Fixed Assets nor the Structures contain any latent defects;
(c) to the knowledge of the Seller and Upjohn, all of the Structures (including all structures which are the subject of the Assumed Leases) comply in all material respects with all applicable building, fire, and other applicable laws, codes and regulations; and (d) the lists of Fixed Assets set forth in
Schedule 1.01(b) include all fixed assets used in the Seller's business operations other than the leasehold improvements located at the Excluded Facilities. Notwithstanding clause (c) above, the Seller expressly disclaims any warranties regarding compliance with the Americans With Disabilities Act or any similar state laws or regulations. Except as set forth in Schedule 6.09, the Seller is not leasing or holding on consignment any of its Fixed Assets or Inventory. There are no outstanding special tax assessments against any of the Seller's Fixed Assets or Inventory.

         Section 6.10 Zoning; Easements; Utilities; Contiguous Property. Each parcel of the Real Property has the proper zoning classification for the Seller's existing use of the Real Property.

Except as set forth in Schedule 6.10, there are no land use laws, rules, regulations or ordinances or modifications to zoning that restrict the use of the Real Property as used by the Seller on the date hereof or, to the knowledge of the Seller and Upjohn, proposed, which restrict or prevent, or would restrict or prevent, the use of the Real Property for such use and there are no existing easements, rights-of-way, or restrictions affecting the Real Prop-erty which could adversely affect or prohibit the use of the Real Property as presently used by the Seller. The electric, natural gas, water, sewer, telephone and other utility service to the Real Property is adequate for the existing operation and use of the Real Property. Except for the Excluded Facilities, the Seller does not own any real property adjacent or contiguous to the Real Property, nor does it own or lease any real property adjacent or contiguous to the real property which is the subject of the Assumed Leases and there are no other parcels of real property used or utilized by the Seller either for drainage, water retention, access or otherwise in connection with its use and operation of the Real Property or the real property which is the subject of the Assumed Leases.

         Section 6.11 Financial Statements. The Seller's financial statements consisting of (a) an unaudited balance sheet of the Seller prepared as of November 30, 1992 and November 30, 1991 and (b) an unaudited income statement of the Seller for each such period then ended are attached hereto as
Schedule 6.11 and incorporated herein by reference (such balance sheets and income statements being referred to herein collectively as the "Seller's Financial Statements"). November 30, 1992 is hereafter referred to as the "Financial Statement Date." The Seller's Financial Statements were prepared in a consistent manner from the applicable books and records of the Seller and, except with respect to contingent environmental liabilities,were prepared in conformity with standards consistently applied during the related periods and in all material respects present fairly the financial condition of the Seller on the last day of and the results of operations for the respective periods ended on such dates. Since the Financial Statement Date, there has been no material adverse change in the financial condition of the Seller.

         Section 6.12 Certain Tax Matters. The Seller has duly filed all federal, state, and local tax returns and reports required to be filed by it and all taxes, including without limitation, including income, gross receipt, payroll, withholding, sales, use and other taxes and any penalties with respect thereto, due and payable, have been paid, withheld or reserved. The consolidated federal income tax return of Upjohn has been audited by the Internal Revenue Service through calendar year 1987. Upjohn has no reason to believe that such audit or previous audits will adversely affect the Buyer or the Purchased Assets. With regard to the Seller, neither Upjohn or the Seller has (i) entered into any agreements for the extension of time or for the assessment of any tax or tax delinquency which would adversely affect the Buyer or the Purchased Assets or (ii) received any outstanding or unresolved notices from the Internal Revenue Service or any taxing body of any proposed deficiency or assessment. The Seller has properly paid all sales and use taxes due with respect to its business operations and withheld all amounts, if any, required by law to be withheld for income taxes and unemployment taxes, including without limitation, social security and unemployment compensation, relating to its employees, and remitted such withheld amounts to the appropriate taxing authority.

         Section 6.13 Ad Valorem Tax Matters. There are no taxes, fees, or assessments of any kind or nature whatsoever which are presently due or, to the knowledge of the Seller and Upjohn, which will or may become due with respect to the Purchased Assets, except for ad valorem real and tangible personal property taxes for the current calendar year which have been paid or will be paid by the Seller prior to the Closing. Except as reflected on the ad valorem real property tax bill for the Real Property with respect to 1993, copies of which have been furnished to the Buyer, neither the Real Property, nor any portion thereof, is within a "special assessment district" and, to the knowledge of the Seller and Upjohn, no application has been made or submitted by anyone for the creation thereof or annexation thereby which affects or may affect the Real Property. The Real Property is not currently benefitted by any special tax abatement or categorization.

         Section 6.14 Litigation; Compliance with Laws. Except as set forth in Schedule 6.14 attached hereto and incorporated herein by reference,
(a) there is no material suit, action, claim, investigation, arbitration, administrative or legal or other proceeding or governmental investigation pending or, to the Seller's or Upjohn's knowledge, threatened against or related to the Seller, nor (b) have the Seller or Upjohn failed to materially comply with any law, including without limitation all material ordinances, requirements, regulations, or orders applicable to the Seller, (c) nor have Upjohn or the Seller materially violated any order, writ, injunction, judgment, or decree of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality which was issued or is pending against the Seller, which might have a material adverse effect on: (i) the financial condition, business or results of operations of the Seller, or, the Purchased Assets or the business of the Seller or (ii) the Buyer's purchase or ownership of the Purchased Assets. Except as set forth in Schedule 6.14, to the knowledge of the Seller or Upjohn, there has been no occurrence which could give rise to any material claim, action, suit or proceeding against the Seller alleging that any products sold or shipped by the Seller caused personal injury to any Person or damage to any property, and there is no material action, condemnation, or proposal for public improvement, assessment, paving agreement, road expansion or improvement agreement, utility moratorium, use moratorium, improvement moratorium, rental increase moratorium, rent rollback, rent control, or legal, administrative, or other proceeding or governmental investigation or requirement, formal or informal, pending or, to the knowledge of Seller or Upjohn, threatened which has a material adverse effect on the Real Property or its use as presently utilized by the Seller, or which has a material adverse effect on the Seller's ability to perform hereunder, or imposes a lien or other charge or expense upon or related to any of the Purchased Assets.

         Section 6.15 Permits and Licenses. All permits (including without limitation Florida DER permits), licenses, certificates, zoning variances, approvals, repackaging agreements or related licenses, and other authorizations (hereafter referred to as the "Permits") necessary for the complete operation of the Seller's business as it is presently operated, have been obtained and are in full force and effect, except for Permits which if not in full force and effect would not have a material adverse effect on the Purchased Assets. All of the Permits as they relate to the Seller are listed on Schedule 6.15, attached hereto and incorporated herein by reference. All Permits are presently valid and no revocation, cancellation or withdrawal thereof has been effected or, to Upjohn's or the Seller's knowledge, threatened. Except as disclosed in Schedule 6.15, the execution of this Agreement and the performance of the transactions contemplated hereby will not alter in any material respect, or result in the termination of any such Permits or the modification of such federal or state Permits, so as to limit in any material manner the Buyer's business operations.

         Section 6.16 Intellectual Properties. Neither the Seller nor Upjohn has any knowledge of any claim or reason to believe that the Seller is or may be infringing on or otherwise acting adversely to the rights of any person under or in respect of any proprietary rights. The Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees, or otherwise to any owner or franchisor, licensor, permitter, or easement grantor of, or other claimant to, any trademark, service mark, trade name, trade secret, copyright, patent, or other intangible asset with respect to the use thereof, in connection with the conduct of its business operations.

         Section 6.17 All Necessary Assets. The Purchased Assets, the Assumed Purchase Orders the Assumed Contracts and the Assumed Leases constitute all of the material assets, contracts and leases used in the operation of the Seller's business other than the Excluded Assets and the assets, leases and contracts listed in Schedule 6.17 attached hereto and incorporated herein by reference.

         Section 6.18 Labor or Employee Disputes. The Seller is not a party to any contract or other agreement with any labor union and is not experiencing or the subject of, or to the Seller's or Upjohn's knowledge, threatened by, any union organization campaign or any strike, slowdown, picketing, work stoppage, or other labor disturbance by any labor union or group of employees. Except as set forth in
Schedule 6.18, there are no, and there have not been any, unfair labor complaints, strikes, walkouts, work stoppages, slow downs, material complaints or material charges of discrimination (including without limitation, based on age, race, gender, marital status, national origin, disability or handicap), other material labor difficulties, or, to their knowledge, threats of any of the foregoing, affecting Seller or any of its business operations.

         Section 6.19 Inventory. Except as set forth in Schedule 6.19, the Inventory is and at the Effective Time will be merchantable and no item of the Inventory is or at the Effective Time will be obsolete, damaged or defective, subject only to normal writedowns consistent with the lower of cost or market valuation method to be utilized in the preparation of the Closing Balance Sheet.

         Section 6.20 Employee Compensation. At least one (1) Business Day prior to the Closing Date, the Seller will deliver to the Buyer a list of all employees of the Seller, their dates of hire, positions, base salaries and commissions or bonus schedules, and a true, correct and complete copy of all employment contracts with the Seller's employees and all employee manuals which have been distributed to or otherwise apply to the Seller's employees, each of which shall be correct in all material respects.

         Section 6.21 No Changes. Except as required by this Agreement or as disclosed in Schedule 6.21, since the Financial Statement Date, the Seller has operated its business in the ordinary course and there has not been:

                 (a) Any material change in the financial or other condition, assets, liabilities, operation or business of Seller, except with respect to contingent environmental matters;

                 (b) Any damage, destruction or loss (whether or not covered by insurance) or any condemnation by governmental authorities which has or may materially adversely affect any of the Purchased Assets;

                 (c) Any sale or transfer, or any agreement to sell or transfer, any Purchased Asset or right of the Seller, to any Person, including, without limitation, Upjohn or any of its affiliates or any entity owned or controlled by Upjohn or its affiliates, except in the ordinary course of business;

                 (d) Any mortgage, pledge, lien, lease, security interest or other Encumbrance granted with respect to any of the Purchased Assets, other than Permitted Exceptions;

                 (e) Any plan, agreement or arrangement except in the ordinary course of business (i) granting any rights to purchase or acquire any interest in any of the Purchased Assets or the rights of the Seller therein or (ii) requiring consent of any party, to the transfer and conveyance of any of the Purchased Assets or rights of the Seller; or

                 (f) Any amendment or termination of any contract, agreement, license, Permit or other right to which the Seller is a party and which would materially adversely affect the Purchased Assets.

         Section 6.22     FIRPTA Withholding.  At Closing, in accordance with
Section 1445 and Section 897 of the Code, the Seller will provide to the Buyer an affidavit certifying that the Seller is not a foreign person.

         Section 6.23 No Affiliates' Assets, Leases or Contracts. Except as set forth in Schedule 1.03(a) or in Schedule 6.23 attached hereto and incorporated by reference, (a) none of the Purchased Assets are owned by Upjohn or other Affiliates of the Seller, and (b) all of the Assumed Contracts and Assumed Leases are with Persons who are not Affiliates of the Seller and were negotiated at arms' length.

         Section 6.24 Insurance Coverages. Schedule 6.24 attached hereto and incorporated herein by reference contains a true, complete and correct listing of all policies of fire, liability, and other forms of insurance, including the amounts and types of coverages pursuant to which the Seller and the Purchased Assets are insured. All of such policies shall be kept in full force and effect until the first to occur of (a) three (3) days after the Closing or (b) notification that the Buyer's insurance has become effective.

         Section 6.25     Environmental Matters.  Except as set forth in
Schedule 6.25, to Seller's and Upjohn's actual knowledge, (a) the Seller's operations on the Real Property (which term for purposes of this Section 6.25 is defined to include all real property owned or leased by the Seller for disposal or other purposes and all real property contaminated by the migration of Hazardous Substances as defined in Section 11.01 therefrom) do not materially violate and have not materially violated any of the Environmental Control Laws (as defined in Section 11.04(e)), no portion of the Real Property is on the federal National Priorities List (40 CFR 300, Appendix B) or state equivalent list (hereafter referred to as "Superfund Site"), or, to the actual knowledge of the Seller and Upjohn, has been, prior to the Seller's ownership of the Real Property, the site of any activity that materially violated or would materially violate, any of the Environmental Control Laws; (b) to the actual knowledge of the Seller and Upjohn, no Hazardous Substances have been handled, stored, recycled, or disposed of or leaked or spilled on, or have otherwise contaminated the Real Property (as defined in this Section 6.25) such as would give rise to a cleanup or remediation obligation under any of the Environmental Control Laws and, to the actual knowledge of the Seller or Upjohn, no clean up or remediation obligation has been threatened;
(c) to the actual knowledge of the Seller and Upjohn, the improvements on the Real Property contain no asbestos-containing materials; (d) none of the Real Property has been used as a sanitary landfill during the Seller's ownership thereof or, to the actual knowledge of the Seller and Upjohn, prior to the Seller's ownership thereof; and (e) to the actual knowledge of the Seller and Upjohn, there are no incinerators, above ground or underground storage tanks, septic tanks, sumps, oil/water separators, or cesspools which are now or have ever been located on the Real Property. Schedule 6.25 includes, without limitation, all information regarding underground storage tanks required by
Section 7.01(j) and a summary description of all citations received by Seller relating to alleged violations of any of the Environmental Control Laws. As used in this Section 6.25, "actual knowledge" means the Seller's actual knowledge after performing only those due diligence investigations disclosed in
Schedule 6.25.

         Section 6.26 Conditions Affecting Seller's Business. None of the representatives of the Seller or Upjohn identified in Schedule 6.26 have actual knowledge of any extraordinary or unusual conditions with respect to the products, services, facilities, personnel, supplies or major customers of the Seller that are not public information or known generally in the Seller's industry or which has not been disclosed in writing to the Buyer and which the Seller or Upjohn believes will or could have a material adverse effect on the Seller's business or the continued operation thereof by the Buyer not experienced by others in the same industry. In providing the warranties set forth in Section 6.26, the Seller and Upjohn are relying exclusively on the actual knowledge, without independent investigation, of the representatives of the Seller or Upjohn identified in Schedule 6.26. The Seller and Upjohn expressly disclaim any warranties with respect to the knowledge of any other Persons relating to the matters set forth in this Section 6.26.

         Section 6.27 Customers and Sales. Schedule 6.27 attached hereto and incorporated herein by reference, is a true and accurate list of the top ten (10) customers of the Seller in terms of gross sale, together with the approximate dollar amount of sales made to each such customer during the twelve
(12) month period ending October 31, 1993. Except as disclosed in Schedule 6.27, neither the Seller nor Upjohn is aware of any facts indicating that any of such customers intend to cease doing business with the Seller (or the Buyer after the Closing). In providing the warranty contained in the preceding sentence, the Seller and Upjohn are relying exclusively on the actual knowledge of Gerald A. Welch and Gerald L. Crane, without independent investigation, and the Seller and

Upjohn expressly disclaim any warranty with respect to the knowledge of any other Person relating thereto.

         Section 6.28 Scheduled Disclosures. The exceptions, modifications, descriptions and disclosures in any Schedule attached hereto are made for all purposes of this Agreement and are exceptions to all representations and warranties set forth in this Agreement or in any agreement or instrument delivered pursuant to or in connection with this Agreement (the "Related Agreements"). To the extent that prior to the date hereof a report, document or other written information has been delivered to or is in the possession of the Buyer or its counsel which discloses the existence of any fact or circumstance which should have been disclosed in this Agreement or in the Related Agreements or such fact or circumstance is otherwise actually known to the Buyer or its counsel, such fact or circumstance is deemed disclosed for all purposes of this Agreement and the Related Agreements and is an exception to the representations and warranties set forth herein. The Buyer shall have no right to compel compliance or to bring an action for indemnification arising out of matters deemed disclosed hereunder.

         The representations and warranties set forth in this Article VI and the Schedules appended hereto are the only representations and warranties made by Upjohn or the Seller with respect to its business and the Purchased Assets. Except as specifically set forth herein, the Seller is selling the Purchased Assets to the Buyer "as is" and with all faults. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

                                  ARTICLE VII

                        ACTIVITIES PRIOR TO THE CLOSING

         Section 7.01 Activities Prior to Closing. Each of the Seller and Upjohn hereby covenants and agrees that from and after the date hereof to the Closing Date, the Seller will, in all material respects, conduct its business solely in the ordinary course and in a reasonably prudent manner consistent with past practices and the Seller and Upjohn will:

                 (a) Engage in no material transaction out of the ordinary course of business except as contemplated herein;

                 (b) Not merge or consolidate the Seller with any other corporation or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity;

                 (c) Not sell, assign, lease, transfer, or otherwise dispose of any of the Purchased Assets without the prior written consent of the Buyer, except in the ordinary course of business;

                 (d) Not create or suffer to exist any Encumbrance on any of the Purchased Assets other than Permitted Exceptions;

                 (e) Not make, or commit to make, any capital expenditure or major repair in excess of One Hundred Thousand Dollars ($100,000) without the prior written consent of the Buyer, which consent shall not be unreasonably withheld;

                 (f) Not waive any material rights or claims of the Seller related to the Purchased Assets without first having notified the Buyer and received the Buyer's written consent thereto;

                 (g) Use its best efforts to preserve its existing business organization and relations with its employee that Buyer expects to hire and with its customers, suppliers, and others with whom it has a business relationship;

                 (h) Maintain in full force and effect all material agreements, contracts, leases, Permits, authorizations, and approvals necessary for or related to its business operations as such operations are now conducted and comply with all laws and regulations applicable to the Seller or its business operations;

                 (i) Promptly advise Buyer in writing of any material change or inaccuracy in any document, Schedule, Exhibit or other information given to the Buyer pursuant to this Agreement;

                 (j) Provide to the Buyer (on Schedule 6.25) a list of all underground storage tanks (hereafter referred to as "UST") presently located, or to the actual knowledge of the Seller and Upjohn, at any time located on the Real Property and all UST's installed by or at the request of the Seller on any real property which is the subject of the Assumed Leases, and:

                          (i) the location of the UST (including, as and to the extent in its possession or control, any drawings, maps, sketches and photographs showing the location) and whether the Seller currently owns or leases the real property in which the UST is located (and if the Seller does not currently own or lease said property, the dates on which it did and the current owner or lessee of such property);

                          (ii)    copies, as and to the extent in its
                 possession or control, of all of the UST manufacturer's literature, brochures, proposals and contract documents, or other information accurately describing the UST system (including tanks, piping, dispensers, leak and cathodic protection equipment or components) and all manufacturer's warranties covering the UST system;

                          (iii) the date, if known, of installation and the specific use or uses of the UST;

                          (iv)    copies, as and to the extent in its
                 possession or control, of all UST tank and piping tightness tests and cathodic protection tests and similar studies or reports for all periods;

                          (v)     a copy of the Owner's Notification For UST;

                          (vi) all other records, as and to the extent in its possession or control, with regard to the UST, including, without limitation, repair records, financial assurance compliance records, records of ownership and records of removal; and

                          (vii) to the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to the best knowledge of the Seller or Upjohn, the UST failed to meet applicable standards and regulations for tightness or otherwise, and the extent of such failure, and any other operational or environmental problems with regard to the UST, including, without limitation, spills (including spills in connection with delivery of materials to the UST), releases and soil contamination or other environmental pollution.

         Section 7.02 Reports; Taxes. Between the date hereof and the Closing Date, the Seller will duly and timely file all reports or returns required to be filed with federal, state, local and foreign authorities, will promptly pay when due all federal, state, local and foreign taxes, assessments and governmental charges levied or assessed upon it or any of its properties (unless contesting such in good faith and adequate provision has been made therefor), and will duly observe and conform to any lawful requirements of any governmental authority relating to any of its Purchased Assets or to the operation and conduct of its business operation and all covenants, terms and conditions upon or under which any of its Purchased Assets are held.

         Section 7.03 Access; Confidentiality. Between the date hereof and the Closing Date, the Seller will give to authorized representatives of the Buyer reasonable access, during normal business hours, in such manner as not to unduly disrupt normal business activities, to any and all premises, properties, contracts, commitments, books, records and affairs of the Seller, and will cause its officers and employees to furnish any and all financial, technical and operating data and other information pertaining to its business as the Buyer will from time to time reasonably request. The Buyer and its representatives will hold in confidence all information so obtained and will use such information only for the purpose of considering the transactions contemplated hereby. The Buyer further agrees that it will not otherwise disclose any such information to any third party except upon the written consent of the Seller or except as required by law. If the transactions contemplated hereby are not consummated as contemplated herein, the Buyer will promptly return all returnable data furnished to it to the Seller. Such obligation of confidentiality will not extend to any information which is shown to be or to have been generally known to others engaged in the same trade or business as the furnishing party, or that is or will be public knowledge through no act or omission by the Buyer or any of its directors, officers, employees, professional advisors or other representatives.

         Section 7.04 Seller's Employees. The Seller and Upjohn acknowledge and agree that the Buyer, prior to the Closing, will have the right, with prior consultation with the Seller and Upjohn, to interview and offer employment in its intended business operations to individuals who at the time of such interview of offer of employment are employed by or otherwise committed to the Seller; provided, however, that such offers shall be withdrawn if the Closing does not occur prior to January 1, 1994.

         Section 7.05 Consents. The Seller and Upjohn will in good faith request and use all reasonable efforts to obtain all necessary consents, waivers, approvals, or authorization from third parties (collectively the "Consents") which are necessary in connection with the assignment of the Assumed Leases, the Assumed Contracts and the Assumed Purchase Orders as contemplated herein and the Buyer will in good faith request and use all reasonable efforts to obtain all Consents which are necessary in connection with the assignment of the Permits that are transferable as contemplated herein. Each party will cooperate with the other party in such efforts. However, it is understood and agreed that although obtaining such Consents shall be a condition to the Buyer's obligation to close the transactions contemplated herein, the failure to obtain the Consents shall not give rise to any action by any party for breach of this Agreement or any provision hereof, notwithstanding any language contained in this Agreement to the contrary.

         Section 7.06     Public Announcements.  Except as set forth in Section
16.08 or as otherwise required by law, neither party shall make any public announcements regarding the transactions contemplated herein without the prior consent of the other party, including its approval of the content thereof.

                                  ARTICLE VIII

                           CASUALTY AND CONDEMNATION

         Section 8.01 Casualty. If prior to the Closing, any material portion of the Purchased Assets are damaged or destroyed by fire or any other casualty, the Seller will promptly give notice of the same to the Buyer. In such event, at the Buyer's option and subject to the limitation set forth below, the Buyer will have the right to terminate this Agreement by giving notice thereof to the Seller within the earlier of fifteen (15) days after receipt of the Seller's notice under this Section 8.01 or one (1) day prior to the Closing Date. If the Buyer terminates this Agreement pursuant to this
Section 8.01, this Agreement will become null and void, and the Seller, Upjohn and the Buyer will thereupon have no further liabilities or obligations under this Agreement or otherwise hereunder. If the Buyer elects not to terminate this Agreement pursuant to this Section 8.01, the Buyer will be entitled to the benefits of all insurance proceeds and claims relating to any such fire or casualty loss (except business interruption insurance), and the Seller will at or prior to Closing assign to the Buyer all such insurance proceeds and claims. The Seller will inform the Buyer of any negotiations with respect to insurance claims involving any damaged Purchased Assets, will permit the Buyer to take part therein, and will not settle any such claims without the Buyer's prior written consent. The Buyer will be entitled to a diminution of the purchase price to the extent that the insurance proceeds are less than the reasonable cost of repairing or replacing the damaged property. Notwithstanding anything to the contrary contained herein, in the event the difference between the insurance proceeds and loss in the fair market value of the affected Purchased Assets is less than One Million Dollars ($1,000,000), the Buyer shall not be entitled to terminate this Agreement and instead shall be entitled to a diminution in the purchase price to the extent of such difference.

         Section 8.02 Condemnation. If any authority having the right of eminent domain commences negotiations or commences legal action for the damaging, taking or acquiring of any Assets, either temporarily or permanently, by condemnation or by exercise of the right of eminent domain (a "Taking"), the Seller will promptly give notice of the same to the Buyer. In the event of a material Taking, at the Buyer's option and subject to the limitation set forth below, the Buyer will have the right to terminate this Agreement by giving notice thereof to the Seller within the earlier of fifteen (15) days after receipt of the Seller's notice under this Section 8.02 or one (1) day prior to the Closing Date. If the Buyer terminates this Agreement pursuant to this Section, this Agreement will become null and void, and the Seller, Upjohn and the

Buyer will thereupon have no further liabilities or obligations under this Agreement or otherwise. If the Buyer elects not to terminate this Agreement pursuant to this Section 8.02 or if the Taking is not material, the Buyer will be entitled to the benefits of all awards, claims, settlement proceeds, and other proceeds payable by reason of any such Taking, and the Seller will assign to the Buyer all awards, claims, settlement proceeds, or other proceeds payable by reason of any such Taking. In the event of any negotiations with respect to any of the Purchased Assets with any authority regarding settlement on account of any Taking, the Seller will inform the Buyer of all such negotiations, will permit the Buyer to take part therein, and will not enter into any settlements thereof without the Buyer's prior written consent. Notwithstanding anything to the contrary contained herein, in the event the difference between the condemnation proceeds and loss in the fair market value of the affected Purchased Assets is less than One Million Dollars ($1,000,000) and Buyer's ability to utilize the Purchased Assets is not materially impaired, the Buyer shall not be entitled to terminate this Agreement.

                                   ARTICLE IX

                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of the Buyer to consummate the transactions contemplated hereby will be subject to the satisfaction or the waiver by the Buyer, at or prior to the Closing Date, of the following conditions:

         Section 9.01 Representations and Warranties. The representations and warranties of the Seller and Upjohn contained in this Agreement, the Schedules hereto, or in any other document delivered pursuant hereto, shall have been true and correct in all material respects on the date such representations and warranties were made, and at the Closing, as though made on and as of the Closing Date and the Seller and Upjohn will have delivered to the Buyer a certificate to such effect signed by an authorized officer of the Seller and Upjohn, which certificate will be in form and substance satisfactory to the Buyer.

         Section 9.02 Performance of Covenants, Agreements and Obligations. Each covenant, agreement and obligation of the Seller and Upjohn to be performed on or before the Closing Date pursuant to the terms and specific provisions of this Agreement, will have been duly performed on or before the Closing Date, and at the Closing, the Seller and Upjohn will have delivered to the Buyer a certificate to such effect signed by an authorized officer of the Seller and Upjohn, which certificate will be in form and substance satisfactory to the Buyer.

         Section 9.03 Prohibitions. No claim, action, suit, investigation, arbitration or legal or other proceeding or governmental investigation will be pending or threatened before any court of governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

         Section 9.04 Hart-Scott-Rodino Filing. The Buyer and the Seller shall have (a) each filed a Notification and Report Form for Certain Mergers and Acquisitions as required by Section 7A of the Clayton Act, 15 U.S.C.
Section 18a, the filing fees associated therewith shall have been fully paid, and the filings shall have been deemed complete, (b) the post-filing waiting period prescribed in Federal Trade Commission Rule 803.10, 16 C.F.R. Section
803.10 shall have expired or shall have been waived by the appropriate governmental authorities, and (c) neither the United States Department of Justice nor the Federal Trade Commission shall have notified either the Buyer or the Seller that they intend to take further action with respect to the transactions contemplated herein.

         Section 9.05 Opinion of Seller's Counsel. At the Closing, the Buyer will have been furnished with the opinion of Larry Moore, Esquire, Upjohn's Senior Counsel for Pharmaceutical and Agricultural Operations, dated the Closing Date, addressed to Buyer and in form and content reasonably acceptable to the Buyer, to the effect that:

                 (a) Each of the Seller and Upjohn is a corporation validly existing and in good standing under the laws of their respective states of incorporation;

                 (b) Each of the Seller and Upjohn has the corporate power and authority to execute and deliver the Agreement. The Agreement is a valid and binding obligation of both the Seller and Upjohn, enforceable against the Seller and Upjohn in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles;

                 (c) The Seller has the corporate power and authority to carry on its business operations and to own and operate the Purchased Assets as presently owned and operated;

                 (d) Except where any violation, conflict, breach or default would not, individually or in the aggregate, have a material adverse effect on the Seller or Upjohn, the consummation of the transactions contemplated by the Agreement, will not contravene any provision of the Articles or Certificates of Incorporation or Bylaws of the Seller or Upjohn.

                 (e) Except as disclosed in the Agreement or in Schedule 6.14, to the knowledge of such counsel, (i) there is no pending or threatened suit, action, claim, investigation, arbitration, administrative or legal or other proceeding or governmental investigation of any kind against or relating to the Seller, (ii) the Seller and Upjohn each have complied with all state or federal laws which might adversely effect the Purchased Assets, including without limitation all applicable securities laws, rules, ordinances, requirements, regulations, and orders applicable to the Seller and Upjohn, except where the failure to comply would not have a material adverse effect on the Purchased Assets or the Seller, (iii) there are no violations of any orders, writs, injunctions, judgments, or decrees of any court or federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality which have been issued or are pending against the Seller or Upjohn, which might adversely effect the Purchased Assets; and

                 (f) The transfer of the Purchased Assets pursuant to this Agreement (i) materially complied with all applicable state and federal laws, rules, regulations, ordinances, requirements and orders (other than any applicable bulk sales laws) and (ii) subject to any necessary official recordations or filings, validly transferred all of the Seller's rights, title and interest in and to the aforesaid Purchased Assets.

         As to any matter contained in such opinion which involves the laws of a jurisdiction in which such counsel is not admitted to practice, such counsel may rely upon the opinion of local counsel of established reputation satisfactory to the Buyer. As to the matters set forth in subsection (f) above, such counsel may deliver an opinion of Upjohn's general counsel whom Buyer understands to be an employee of Upjohn, which opinion shall be in form and substance satisfactory to the Buyer.

         Section 9.06 Authority. All actions required to be taken by, or on the part of the Seller, Asgrow Seed Company and Upjohn to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will have been duly and validly taken by the Board of Directors of each of the Seller, Asgrow Seed Company and Upjohn, and the Buyer shall have received copies of all such resolutions certified by the Secretary of each such entity.

         Section 9.07 No Adverse Change. There will not have occurred between the date hereof and the Closing Date any material adverse changes in the Purchased Assets or business of the Seller and the Purchased Assets will not have been, and will not be threatened to be, materially adversely affected in any material way as a result of fire, explosion, earthquake, disaster, accident, labor, dispute, any action by any governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy.

         Section 9.08 Required Consents. On the Closing Date, the parties (other than the Seller) to all of the Assumed Leases and the Assumed Contracts, any governmental agency or body or any other person, firm or corporation which owns or has authority to grant any franchise, license, permit, easement, right or other authorization necessary for the business or operations of the Seller or the Purchased Assets which will be transferred by the Seller to the Buyer pursuant to this Agreement, and any governmental body or regulatory agency having jurisdiction over the Buyer, the Seller, or Upjohn, to the extent that their consent or approval is required under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the transaction contemplated hereby and for the continued operation by the Buyer of Seller's business in the same manner which the Seller operated its business prior to the Closing, in the manner herein provided, will have granted such consent or approval such that the consummation of the transactions contemplated by this Agreement will be in material compliance with all applicable law.

         Section 9.09 Title Commitment, Permitting and Land Use Matters. The Buyer shall be satisfied that (a) the Commitment with respect to the Title Policy contains no exceptions other than Permitted Exceptions and all requirements to the issuance of the Title Policy have been satisfied, (b) all Assumed Leases are valid, enforceable and assignable to the Buyer, (c) all Florida DER and other Permits necessary to the operation of the Seller's business are transferrable to or can otherwise be timely and readily obtained by the Buyer; and (d) no federal, state, or local land use laws or regulations (including without limitation regulations adopted pursuant to the requirements set forth in Section 163.3161, et. seq., Florida Statutes, and Rule 9J-5 of the Florida Administrative Code, will materially affect the Buyer's ability to conduct business operations on the Real Property in the manner presently conducted by the Seller.


         Section 9.10 UCC Search Report. Prior to the Closing, the Buyer shall have received UCC search reports dated as of a date not more than fifteen
(15) days before the Closing Date issued by the Florida Secretary of State indicating that there are no filings under the Uniform Commercial Code on file with the Florida Secretary of State which indicate any Encumbrances on the Purchased Assets.

         Section 9.11 Environmental Review. The Buyer shall have completed its review of all environmental matters relating to the Real Property and the operation of Seller's business and shall be reasonably satisfied with the results thereof.

         Section 9.12 Other Documents. On the Closing Date, the Buyer will have been provided with such other documents as it may have reasonably requested from the Seller and Upjohn.

                                   ARTICLE X

                 CONDITIONS TO OBLIGATIONS OF SELLER AND UPJOHN

         The obligations of the Seller and Upjohn to effect the transactions contemplated hereby will be subject to the satisfaction or the waiver by the Seller and Upjohn, as the case may be, at or prior to the Closing Date, of the following conditions:

         Section 10.01 Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement or in any document delivered by the Buyer pursuant hereto shall have been true and correct in all material respects on the date such representations and warranties were made, and at the Closing, as though made on and as of the Closing Date, and the Buyer will have delivered to the Seller and Upjohn a certificate to such effect, signed by an authorized officer of the Buyer, which certificate will be in form and substance satisfactory to the Seller and Upjohn.

         Section 10.02 Performance of Covenants, Agreements and Obligations. Each of the covenants, agreements and obligations of the Buyer to be performed by it on or before the Closing Date pursuant to the terms of this Agreement will have been duly performed on or before the Closing Date, and at the Closing, the Buyer will have delivered to the Seller and Upjohn a certificate to such effect, signed by an authorized officer of the Buyer, which certificate will be in form and substance satisfactory to the Seller and Upjohn.

         Section 10.03 Prohibitions. No claim, action, suit, investigation, arbitration or legal or other proceeding or governmental investigation will be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

         Section 10.04 Hart-Scott-Rodino Filing. The Buyer and the Seller shall have (a) each filed a Notification and Report Form for Certain Mergers and Acquisitions as required by Section 7A of the Clayton Act, 15 U.S.C.
Section 18a, the filing fees associated therewith shall have been fully paid and the filings shall have been deemed complete, (b) the post-filing waiting period prescribed in Federal Trade Commission Rule 803.10, 16 C.F.R. Section
803.10 shall have expired or shall have been waived by the appropriate governmental authorities, and (c) neither the United States Department of

Justice nor the Federal Trade Commission shall have notified either the Buyer or the Seller that they intend to take further action with respect to the transactions contemplated herein.

         Section 10.05 Opinion of Buyer's Counsel. The Seller and Upjohn will have been furnished with an opinion of Buyer's counsel, Shackleford, Farrior, Stallings & Evans, P.A., dated the Closing Date, addressed to the Seller and Upjohn and in form and content reasonably acceptable to the Seller and Upjohn to the effect that:

                 (a) the Buyer is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation;

                 (b) the Buyer has the requisite corporate power and authority to execute and deliver, and has duly executed and delivered the Agreement. The Agreement is a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally;

                 (c) Except where any violation, conflict, breach or default would not, individually or in the aggregate, have a material adverse effect on the Buyer, the consummation of the transactions contemplated by the Agreement, will not:

                          (i) contravene any provision of the Certificate of Incorporation or Bylaws of the Buyer; or

                          (ii) to the knowledge of such counsel, violate, be in conflict with, or constitute a default under, result in the termination of, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage applicable to the Buyer;

                 (d) No consent, waiver, approval, authorization or exemption which has not been obtained from a governmental authority or third party is required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

         As to any matter which involves the laws of a jurisdiction in which the counsel rendering the opinion is not admitted to practice, such counsel may rely upon the opinion of local counsel of established reputation satisfactory to counsel to the Seller and Upjohn, or the opinion of the Buyer's general counsel whom the Seller and Upjohn understand to be an employee of the Buyer.

         Section 10.06 Authority. All actions required to be taken by, or on the part of the Buyer to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will have been duly and validly taken by the Buyer's Board of Directors and the Seller and Upjohn shall have received copies of all such resolutions certified by the Secretary of the Buyer.

         Section 10.07 Other Documents. On the Closing Date, the Seller and Upjohn will have been provided with such other documents as they may have reasonably requested from the Buyer.

                                   ARTICLE XI

                          SURVIVAL OF REPRESENTATIONS
                        AND WARRANTIES; INDEMNIFICATION

         Section 11.01 Survival of Warranties. The covenants, agreements, representations and warranties of the parties hereto contained herein or in any document required to be delivered pursuant hereto at Closing shall survive the Closing until twenty-four (24) months after the Closing Date. Notwithstanding the preceding sentence, (i) the covenants, agreements, representations and warranties of the parties contained in Sections 5.01-5.03, 6.01-6.03, and 6.07 shall survive the Closing for a period of five (5) years, (ii) claims relating to Superfund Sites arising out of Sections 6.25, 11.04 or 11.05 and all claims relating to the Buyer's obligations to satisfy the Assumed Obligations under this Agreement (including Sections 1.02 and 14.02) and the Seller's obligation to satisfy the Excluded Obligations under this Agreement (including Section 14.02) shall survive the Closing without any time limitation; provided, however, that this Section 11.01(ii) shall apply only to the disposal of Hazardous Substances prior to the Closing on property other than the Real Property, as defined in Section 11.04(a), (iii) all claims (other than those described in subsection (ii) above) arising out of Sections 6.25, 11.04, 11.05 or 11.09 shall survive the Closing as provided in Section 11.05 and in no case shall claims against Seller or Upjohn survive longer than ninety (90) months (other than those described in subsection (ii) above), and (iv) claims arising out of Sections 6.12 or 6.13 shall survive until the expiration of all applicable statutes of limitations, as may be extended or waived. Any right of indemnification pursuant to this Article XI with respect to a breach or a claimed breach of a covenant, agreement, representation or warranty or otherwise (including any Environmental Claim) will expire on the applicable date described in the preceding sentences, unless, on or prior to such date, written notice asserting such breach, and setting forth in reasonable detail a description of and a reasonable estimate of the amount involved in such breach, has been given to the party from whom indemnification is sought. As used in this Section 11.01 and throughout this Agreement, the term Hazardous Substances means "hazardous substances" as defined in the

Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq. and "pollutants" as defined in the Florida Pollutant Discharge Prevention and Removal Act, Section 376.011, et seq., Florida Statutes, and in 376.301, Florida Statutes, in each case including the regulations promulgated thereunder and as such statutes and regulations exist as of the Closing Date.

         Section 11.02 Indemnification By the Seller and Upjohn. Except for the breach of any of the warranties set forth in Section 6.25 and the other matters specified in Sections 11.04 and 11.09, all of which shall be governed by Section 11.04 relating to environmental indemnities and subject to the provisions and limitations set forth in Sections 11.01 and 11.05, from and after the Effective Time, each of the Seller and Upjohn will indemnify and hold harmless the Buyer from and against any and all damages, losses, obligations, deficiencies, liabilities, claims, Encumbrances, fines, penalties, costs, and expenses, including reasonable attorneys' fees, which the Buyer may suffer or incur, resulting from, related to, or arising out of (i) any misrepresentation, breach of warranty (other than the warranties set forth in Section 6.25), or nonfulfillment of any of the respective covenants or agreements of the Seller or Upjohn in this Agreement (including the attached schedules) or in any document required to be delivered pursuant hereto at Closing or (ii) any Excluded Obligations; provided, however, before the Buyer may assert a claim for indemnity under this Section, the Buyer must give or cause to be given written notice of such claim to the Seller and Upjohn as provided in Section
11.07. For purposes of this Section 11.02 and Section 11.04, the term "Buyer" shall include its officers, directors, employees, agents, and Affiliates.

         Section 11.03    Indemnification by Buyer.  Except as provided in
Section 11.04 with respect to indemnity for Hazardous Substances and subject to the limitations set forth in Section 11.05, from and after the Effective Time, the Buyer agrees to indemnify and hold harmless the Seller and Upjohn from and against any and all damages, losses, obligations, deficiencies, liabilities, claims, Encumbrances, fines, penalties, costs, and expenses, including reasonable attorneys' fees, which the Seller or Upjohn may suffer or incur, resulting from, related to, or arising out of (i) any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of the Buyer in this Agreement or in any document required to be delivered pursuant hereto at Closing, or (ii) the Assumed Obligations or the Buyer's ownership or operation of the Purchased Assets after the Effective Time; provided, however, before the Seller or Upjohn may assert a claim for indemnity under this Section, the Seller or Upjohn must give or cause to be given written notice of such claim to Buyer as provided in Section 11.07. For purposes of this Section 11.03, the term "Seller and Upjohn" shall include each of their officers, directors, employees, agents and Affiliates.

         Section 11.04 Indemnification from Environmental Damages. Subject to the limitations set forth in Sections 11.01 and 11.05, from and after the Effective Time, each of the Seller and Upjohn will indemnify, defend and hold harmless the Buyer from and against any and all damages, losses, obligations, deficiencies, liabilities, claims, Encumbrances, fines, penalties, costs and expenses, including reasonable attorneys' fees, arising from or relating to Environmental Claims asserted during the applicable time periods set forth in
Section 11.01 regarding environmental conditions that exist on or prior to the Effective Time, and which may be suffered or incurred by the Buyer, in connection with (a) the manufacture, formulation, storage, transportation, deposit, disposal, treatment, handling, production, processing or recycling of Hazardous Substances with respect to the Real Property (which term for purpose of Article XI includes all real property owned or leased by the Seller for disposal or other purposes and all real property contaminated by migration of Hazardous Substances therefrom) or the operation of the business of the Seller;
(b) the existence of any tank or facility for the storage of Hazardous Substances located on or in the Real Property provided the existence or condition of such tank or facility was in violation of any Environmental Control Laws in effect at the Effective Time; (c) the existence of any asbestos materials on or in any of the Real Property which subjects the Buyer as owner or operator thereof to liens, damages, penalties, injunctive relief or cleanup costs under any Environmental Control Law, or under any civil action respecting Hazardous Substances; (d) the failure by the Seller to obtain all environmental permits and file all environmental notifications necessary to carry on the Seller's business; (e) failure by the Seller to comply in any respect with all federal, state or local laws and regulations governing the storage, transportation, deposit, disposal, treatment, handling, production, processing, recycling, control, removal, spill, release or discharge of any substances regulated under any Environmental Control Laws, including without limitation, the provisions of or regulations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986 ("CERCLA"), the Federal Insecticide, Fungicide and Rodenticide Act, as amended, the Hazardous Materials Transportation Act, as amended, the Occupational Safety and Health Act, as amended, the Solid Waste Disposal Act, the Clean Water Act, as amended, the Clean Air Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Federal Water Pollution Control Act Amendments of 1972 (all of the foregoing enumerated and non- enumerated statutes, including without limitation any similar state, federal or local statutes, as amended, and any regulations thereunder are collectively referred to herein as the "Environmental Control Laws"); (f) any circumstances under which liability could be imposed on the Buyer under or as a result of the application of any Environmental Control Laws arising out of, resulting from or related to the Real Property or any other real property or the operation of the business of the Seller; (g) the receipt of any written or oral notice from, or the failure to provide oral or written notice, as required by any Environmental Control Laws, to the United States Environmental Protection Agency ("EPA"), the National Response Center, or any state or local agency with regard to any actual or threatened removal, spill, release or discharge of Hazardous Substances on or relating to the Real Property (including without limitation the migration of contamination therefrom) or in connection with the conduct of Seller's business operations; (h) the receipt of notice that the Buyer is potentially responsible for costs of cleanup or investigation of any actual or imminently threatened spill, release or discharge of Hazardous Substances pursuant to any Environmental Control Law arising out of, resulting from or related to the Real Property or the operation of the business of the Seller;
(i) the failure of any and all UST's which have been removed from the Real Property prior to the Closing Date, to be removed, sealed and remediated in accordance with all applicable laws, rules, regulations and requirements in effect at the time of UST closure; and (j) the breach of any of the warranties set forth in Section 6.25.

         Section 11.05 Limitations of Indemnity. Notwithstanding any provisions herein to the contrary:

                 (a) Time Limitations. Except as otherwise provided in subsection (h) below, neither party will be liable to the other party for any claim based on a misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement herein for which it has not received written notice prior to the expiration dates set forth in Section 11.01.

                 (b) Monetary Limitations. No claim may be made against any party to this Agreement for indemnification pursuant to Sections 11.02 or
11.03 (but not claims pursuant to Sections 11.04 or 11.05) for any individual claim of less than One Thousand Dollars ($1,000). Claims of One Thousand Dollars ($1,000) or more are referred to herein as "Qualified Claims." No party to this Agreement shall be required to make any payments pursuant to Sections 11.02 or 11.03 unless and until the aggregate of all Qualified Claims due under Section 11.02 or 11.03, respectively, shall exceed Fifty Thousand Dollars ($50,000), at which time the indemnifying party shall be responsible for the entire amount of all Qualified Claims, including the initial One Thousand Dollars ($1,000) of the Qualified Claims. The maximum amount recoverable from the Seller and Upjohn pursuant to Section 11.02 shall be an amount equal to Twenty-Four Million Dollars ($24,000,000). For the purposes of this Section 11.05(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall take into account any insurance proceeds or other monetary compensation recovered or recoverable by the indemnified party.

                 (c) Consequential Damages. Seller and Upjohn shall have no obligation to indemnify Buyer for consequential damages, incidental damages, lost profits or similar items pursuant to this Article XI other than (i) damages attributable to fraud and (ii) lost profits attributable to the complete closure, whether temporary or permanent, of any of the Buyer's business facilities located on any of the Real Property caused by a breach of any of the environmental warranties set forth in Section 6.25 or the environmental remedial actions required by Sections 11.04 or 11.05 hereof, provided that the Buyer shall take reasonable steps to avoid any such closure and if a closure does occur, to mitigate its damages as provided in Section 11.05(e) below.

                 (d) Actions Taken by Buyer. Seller and Upjohn shall have no liability under this Article XI for any liabilities and damages to the extent that such liabilities and damages arise from actions taken or not taken by the Buyer or its Affiliates after the Closing Date.

                 (e) Mitigation of Damages. The party entitled to indemnification shall take all reasonable steps to mitigate all indemnifiable liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to any liabilities and damages that are indemnifiable hereunder.

                 (f)      Knowledge of Indemnified Party.  The
representations, warranties, covenants and agreements of each party set forth in this Agreement and any document required to be delivered pursuant hereto at Closing shall be affected by the investigations, verifications and examinations of the party seeking indemnification to the extent that no party shall bring a claim or be entitled to indemnification with respect to any breach of any representation, warranty, covenant or agreement of which any executive officer, director or department head (or equivalent managerial personnel) of such party had knowledge on or before the Closing Date.

                 (g) Environmental Limitations and Cost Allocations. The following additional limitations and cost allocations shall apply to the obligation of the Seller and Upjohn to indemnify the Buyer for Environmental Claims asserted pursuant to Section 11.04:


                          (i)     All costs attributable to the following shall
be the sole responsibility of the Seller and Upjohn: (A) Environmental Claims asserted regarding Superfund Sites arising out of Sections 6.25 or 11.04 with respect to Seller's activities prior to the Closing Date, or (B) Environmental Claims asserted regarding Hazardous Substances located in or on the Real Property, which Hazardous Substances are disclosed in Table 2 of Appendix C or E in the H2O Environmental, Inc. reports listed in Schedule 6.25 or are otherwise discovered prior to the Closing Date; provided, however, that the foregoing is not an admission or an agreement that anything disclosed in the H2O reports is a violation of any Environmental Control Law or must be cleaned up or remediated under any Environmental Control Law;

                          (ii) All costs attributable to pesticides products (as defined in FIFRA) located in or on the Real Property, the registration of which has been cancelled or suspended in whole or in material part prior to the Closing Date by the United States Environmental Protection Agency ("EPA") or the registrant, shall be the sole responsibility of the Seller and Upjohn;

                          (iii) All costs attributable to Environmental Claims asserted regarding Hazardous Substances discovered in or on the Real Property within ninety (90) months after the Closing Date shall be the sole responsibility of the party (i.e., either the Buyer on the one hand or the Seller and Upjohn on the other hand) causing such Hazardous Substance contamination, if such cause can be determined by clear and convincing evidence, and the Buyer shall pay all costs associated with Hazardous Substance contamination discovered thereafter; and

                          (iv) If within five (5) years after the Closing Date Hazardous Substances are discovered in or on the Real Property and the identity of the party causing the Hazardous Substance contamination cannot be determined by clear and convincing evidence, then the costs attributable to Environmental Claims asserted regarding the Hazardous Substance contamination shall be allocated between the Buyer, on the one hand, and the Seller and Upjohn, on the other hand, as follows:

                 PERIOD OF DISCOVERY       ALLOCATION OF COSTS
                 -------------------       -------------------
                 One day after Closing     Seller and Upjohn - 90%
                 through end of 1st year   Buyer             - 10%

                 1st day of 2nd year       Seller and Upjohn - 70%
                 through end of 2nd year   Buyer             - 30%

                 1st day of 3rd year       Seller and Upjohn - 50%
                 through end of 3rd year   Buyer             - 50%

                 1st day of 4th year       Seller and Upjohn - 20%
                 through end of 4th year   Buyer             - 80%

                 1st day of 5th year       Seller and Upjohn - 10%
                 through end of 5th year   Buyer             - 90%

The Buyer shall be solely responsible for all costs attributable to Hazardous Substance contamination discovered on or after the first day of the sixth year after the Closing Date when the party responsible for such contamination cannot be determined by clear and convincing evidence. As used in this Section 11.05(g) and in Section 11.05(h) below, "costs" shall include all damages, losses, obligations, deficiencies, liabilities, claims, Encumbrances, fines, penalties, and expenses, including reasonable attorneys' fees and reasonable compensation for time expended by the Buyer's environmental personnel and other employees, arising from or relating to Hazardous Substance contamination, including the remediation therefor and the costs associated with monetary compliance with all Environmental Control Laws.

                 (h) Plant City Corrective Action Plan; Disposal of Containers. The Seller has been engaged in negotiations with the Florida Department of Environmental Protection ("FDEP") regarding the appropriate nature and scope of a Preliminary Corrective Action Plan and a Corrective Action Plan (collectively referred to as "CAP") deemed desirable for the parcels of the Seller's Real Property located on Highway 39 in Plant City, Florida (hereafter referred to as the "Plant City Real Property"). The purpose of the CAP and related activity is to define environmental conditions within the scope of the CAP and identify action, if any, which may be appropriate for protection of human health or the environment. The Seller and Upjohn shall continue with such project, and shall be fully responsible for implementation and completion of the remediation contemplated by the CAP to the reasonable satisfaction of the Buyer and all appropriate regulatory authorities. The parties recognize that, upon completion of the remediation contemplated by the CAP, certain monitoring, risk assessment or additional remedial action at the Plant City Real Property may be required. After completion of the remediation contemplated by the CAP, the Buyer shall assume responsibility for undertaking any and all monitoring, risk assessment or additional remedial action relating to or identified by or through the CAP and required by appropriate regulatory authorities and shall pay all costs associated therewith. The Seller and Upjohn shall reimburse the Buyer, no less frequently than quarterly, all reasonable costs incurred by the Buyer in fulfilling such responsibilities to the extent that such costs (i) arise out of application of the least costly engineering practice adequate for compliance with applicable regulatory requirements, and (ii) arise solely out of requirements imposed due to conditions at the Plant City Real Property as of the Closing Date. In the event the costs of the CAP, the monitoring, the risk assessment or the remedial action are increased as a result of additional contamination of the Plant City Real Property occurring after the Closing Date, the Seller and Upjohn shall not be obligated to reimburse the Buyer for such increased costs. The Seller and Upjohn shall continue and complete the remediation, cleanup and disposal now in progress at the Plant City Real Property to the approval of the Buyer (which approval shall not be unreasonably withheld) and all appropriate governmental agencies and prior to the Closing shall properly dispose of all drums, vessels and other containers which contain or previously contained

Hazardous Substances at the Plant City Real Property or any other parcel of Real Property and which are not in use or to be used for the storage of saleable products as of the Closing Date. All reasonable costs associated therewith shall be paid by the Seller and Upjohn. All contracts entered into by the Seller or Upjohn for remediation work to be performed at the Plant City Real Property or any other parcel of Real Property shall disclose that neither the Seller nor Upjohn owns the Real Property and that the Real Property is therefore not subject to construction or mechanics' liens by reason of the work to be performed thereunder. The Seller and Upjohn will use reasonable efforts to ensure that the Buyer is not named as a party to any consent order or enforcement proceeding that may be issued by the FDEP relating to the CAP or the environmental conditions giving rise to the CAP; provided, however, that such reasonable efforts shall not be deemed to require the Seller or Upjohn to agree to any condition, obligation or other provision of the CAP which may be requested by the FDEP which the Seller or Upjohn determine, in their sole discretion, is not in the best interest of the Seller or Upjohn.

         Notwithstanding the foregoing provisions of this Section 11.05(h) which contemplates that the Seller and Upjohn shall be responsible for implementing the remediation contemplated by the CAP, after the Closing the Buyer will give due consideration to proposals from the Seller and Upjohn under which the Buyer would assume responsibility for implementing part or all of such remediations, but the Buyer shall not be obligated to do so.

         Buyer shall grant Seller and Upjohn access to the Plant City Real Property and appropriate records in order for Seller and Upjohn to fulfill their obligations under this Subsection 11.05(h).

         Notwithstanding any provision herein to the contrary, no later than June 1, 1994 the Seller and Upjohn shall use their best efforts to complete to the satisfaction of FDEP a sufficient portion of the remediation contemplated by the preliminary or final CAP relating to the area within the Plant City Real Property denoted by diagonal lines on the site plan appended to this Agreement as Exhibit F to allow construction of a tank farm consisting of six or seven tanks and associated secondary containment improvements. In the event the Seller and Upjohn fail for any reason to complete such remediation to the satisfaction of FDEP by June 1, 1994, they shall pay to the Buyer liquidated damages in the amount of Forty Thousand Dollars ($40,000) per month for each full month thereafter that the remediation remains incomplete. Such amount shall be prorated for that portion of any delay involving less than a full month. The Seller and Upjohn acknowledge that liquidated damages of forty thousand dollars per month represents a reasonable estimate of the actual damages the Buyer would suffer as a result of the failure of the remediation to be completed by June 1, 1994 and is not intended as a penalty. Notwithstanding the foregoing, no liquidated damages shall be assessed for any delays beyond June 1, 1994 that are directly attributable to cessation of remediation work due to a hurricane, tornado or flood or damages caused by any such event. The foregoing liquidated damages shall be payable in lieu of any other damages relating to a breach of the obligation set forth in this paragraph, whether actual, special, incidental or consequential.

                 (i) Limitations on Scope of Remediation Work. In the event that any remediation is required to be performed or funded by the Seller and Upjohn after the expiration of the applicable limitations period set forth in Section 11.01 pursuant to a written notice served on the Seller and Upjohn prior thereto, the scope of the remediation work to be performed or funded by the Seller and Upjohn shall be determined by the applicable laws and regulations relating to the scope of such work in effect as of the last day of the applicable limitations period, notwithstanding any change in such laws or regulations that may become effective thereafter.

                 (j) Definition of Environmental Claim. For purposes of this Article XI, the term "Environmental Claim" shall mean: (i) any and all claims, actions or proceedings of any type or nature commenced by the EPA, FDEP, other governmental agency or by a third party relating to a violation or an alleged violation of any Environmental Control Law; (ii) a written notice from the EPA, the FDEP or other governmental agency of any violation or potential violation of any Environmental Control Law, including, but not limited to, a Warning Notice, Notice of Non-Compliance, Notice of Violation, a request for a preliminary assessment, or a site investigation notice from the EPA, the Florida DEP or other governmental agency; or (iii) a written notice of a claim or potential claim by a third party. Nothing herein shall preclude Buyer from notifying the EPA, the FDEP or other appropriate governmental agency of any violation of any Environmental Control Law if Buyer reasonably determines that such notification is required under such laws. Notwithstanding any other provisions contained herein, Seller and Upjohn shall only be responsible for Environmental Claims asserted within the applicable time limitations set forth in Section 11.01.

         Section 11.06 Exclusive Remedy. (a) Each of the Buyer, Seller and Upjohn hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the covenants, agreements, representations and warranties contained in this Agreement and the documents required to be delivered pursuant hereto shall be pursuant to the indemnification provisions set forth in this Article XI, and, in furtherance of the foregoing, each of the Buyer, Seller and Upjohn hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the Buyer or Seller and Upjohn, as the case may be, arising under or based upon common law or any federal, state or local statute, law, ordinance, rule or regulation other than any such rights, claims or causes of action based upon fraud.

                 (b) Except as set forth in this Agreement and the documents required to be delivered pursuant hereto, neither the Buyer nor Seller and Upjohn is making any representation, warranty, covenant or agreement with respect to the matters contained herein.

         Section 11.07    Notice.  Promptly, and in no event later than ten
(10) Business Days after acquiring knowledge of any damage, loss, deficiency, liability, claim, Encumbrance, penalty, cost, expense, action, suit, investigation, proceeding, demand, assessment, audit, judgment, or claim against which the Seller and Upjohn have agreed to indemnify the Buyer or against which the Buyer has agreed to indemnify the Seller and Upjohn, the Seller and Upjohn or the Buyer, as the case may be, will give to the other party written notice thereof in the manner set forth in Section 16.01.

         Section 11.08 Third Party Claims. With respect to each third party claim subject to this Article XI (a "Third Party Claim"), the party seeking indemnification (the "Indemnified Party") shall give prompt notice to the indemnifying party (the "Indemnifying Party") of the Third Party Claim in accordance with Section 11.07. If the remedy sought in the Third Party Claim is solely money damages and/or equitable relief as would not have a material adverse effect on the Indemnified Party, then the Indemnifying Party, at its sole cost and expense, may, upon notice to the Indemnified Party within fifteen
(15) days after the Indemnifying Party receives notice of the Third Party Claim, assume the defense of the Third Party Claim. If it assumes the defense of a Third Party Claim then the Indemnifying Party shall select counsel of its choosing to conduct the defense. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (i) the settlement or judgment is solely for money damages and/or such equitable relief as would not have a material adverse effect on the Indemnified Party or (ii) the Indemnified Party consents thereto, which consent shall not be unreasonably withheld. The Indemnified Party shall be entitled to participate in the defense of any Third Party Claim, the defense of which is assumed by the Indemnifying Party, with its own counsel and at its own expense. With respect to any Third Party Claim in which the remedy sought is not solely money damages and/or such equitable relief as would not have a material adverse effect on the Indemnified Party, then (i) the Indemnifying Party shall not be entitled to assume the defense, (ii) the Indemnifying Party shall, upon notice to the Indemnified Party within fifteen (15) days after the Indemnifying Party receives notice of the Third Party Claim, be entitled to participate in the defense with its own counsel at its own expense and (iii) the Indemnified Party shall not consent to any settlement of, or entry of any judgment arising from, such Third Party Claim unless the Indemnifying Party consents thereto, which consent shall not be unreasonably withheld. If the Indemnifying Party does not elect to assume or participate in the defense of any Third Party Claim in accordance with the terms of this Section 11.08, then the Indemnified Party shall be entitled to conduct its own defense of the Third Party Claim. The parties shall cooperate in the defense of any Third Party Claim and the relevant records of each party shall be made available on a timely basis.

         Section 11.09    Remediation.

                 (a)      Notwithstanding the notice provisions set forth in
         Section 11.07 of this Agreement and except as otherwise expressly provided in Section 11.05, in the event that Buyer intends to undertake remediation work of Hazardous Substances in or on the Real Property due to the existence of any of the circumstances, events or conditions contemplated by Sections 11.04 or 11.05 of this Agreement, the Buyer will give written notice to the Seller and Upjohn of its intent to undertake such remediation, together with: (i) an estimate of the cost to perform such remediation (hereafter referred to as the "Estimate") and (ii) a statement of the amount expended and costs incurred by or for the benefit of the Buyer prior to the date of such notice, in connection with the determination of the scope and need for such remediation. The Seller and Upjohn shall, within ten (10) Business Days after receipt of such notice notify the Buyer either that it will not undertake the remediation, or that it will undertake such remediation. If the Seller and Upjohn elect not to undertake the remediation, the Buyer shall allow Seller and Upjohn a reasonable opportunity to comment on the Buyer's remediation plans and to participate in any significant negotiations with governmental authorities that may take place regarding such remediation plan. Within ten (10) Business Days after receipt from the Buyer of an invoice reflecting costs incurred with respect to such remediation, Seller and Upjohn shall reimburse the Buyer for the reasonable costs for the least costly engineering practice adequate for compliance with applicable regulatory requirements and as set forth in such invoice (or a portion thereof as provided in Section 11.05).

                 (b) In the event the Seller and Upjohn elect to undertake the remediation of the Real Property it shall bear and pay directly and promptly all costs of such remediation, except as otherwise provided in Section 11.05. The Seller and Upjohn shall, in connection therewith, be provided reasonable access to the contamination site by the Buyer and the Seller and Upjohn shall perform or cause to be performed, in a diligent and workmanlike manner, any and all acts necessary to remediate the contamination of the Real Property as required by all applicable laws, rules, and regulations and orders, directives or instructions of any agency or judicial or quasi judicial body having jurisdiction; provided, however, that Seller and Upjohn shall not be required by this Agreement to comply with any laws, rules, regulations, orders, directives, or instructions of any agency or judicial or quasi-judicial body if Seller and Upjohn, in good faith, appeal, defend against, or otherwise contest any such laws, rules, regulations, orders, directives or instructions and hold the Buyer harmless with respect to any loss, cost or expense resulting from a delay in performing any remediation attributable to any such defense, contest or appeal. The Seller and Upjohn shall not engage any consultant, engineer or any other person to perform remediation work without the prior written consent of the Buyer, which consent shall not be unreasonably withheld. The Seller and Upjohn will perform such remediation in a manner so as not to unreasonably interfere with the Buyer's business operations. The Seller will assure that each person involved in or associated with the remediation work is covered by (a) workers' compensation insurance either as required by applicable law, or sufficient to compensate such person for any injury suffered while involved in or associated with the remediation, and (b) appropriate liability insurance sufficient to compensate the Buyer for any loss, damage, cost, expense or charge occasioned by such person while so involved or associated with the remediation.

                                  ARTICLE XII

                      CONDUCT OF THE PARTIES AFTER CLOSING

         Section 12.01 Cooperation. The Buyer and the Seller and Upjohn will cooperate upon and after the Closing Date in effecting the orderly transfer of the Purchased Assets to the Buyer. Without limiting the generality of the foregoing, the Seller and Upjohn, at the request of either party and at the requesting party's expense, but without additional consideration, the other party will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will sign any documents necessary or useful to ensure that all of the right, title and interest in and to the Purchased Assets, the Assumed Leases and the Assumed Contracts vests in the Buyer, will cooperate in the conduct of litigation and the processing and collection of insurance claims, and will take such other actions as may reasonably be required to convey and deliver more effective to the Buyer the Purchased Assets, the Assumed Leases and the Assumed Contracts or to confirm and perfect the Buyer's title thereto, as contemplated by this Agreement. In addition, the Buyer shall cooperate with and assist the Seller and Upjohn in the defense of the litigation described in Schedule 12.01 in the manner set forth in such Schedule. All travel and other out-of-pocket expenses incurred by the Buyer in providing such assistance shall be paid by the Seller and Upjohn. Further, if Seller and Upjohn undertake any remediation work pursuant to Sections 11.05 or 11.09, the Buyer shall allow Seller and Upjohn access to the Real Estate and any appropriate records and documents and shall cooperate with Seller and Upjohn to facilitate their performance of such work.

         Section 12.02 Access to Books and Records. As long as the Buyer retains the books and records of Seller's business acquired by the Buyer hereunder, it will provide the Seller and Upjohn with reasonable access during customary business hours to such books and records and as long as the Seller and Upjohn retain the books and records of the Seller's business retained by the Seller hereunder, they will provide the Buyer with reasonable access during customary business hours to such books and records. Prior to the disposal of any such books and records by any party hereto, such party shall provide sixty
(60) days' prior written notice to the other party and shall relinquish possession of such books and records to such other party upon receipt of a written request therefor within the sixty (60) day time period.

         Section 12.03 Manufacturers' Warranties. After the Closing, the Seller and Upjohn will cooperate with and assist the Buyer, at the Buyer's expense, to pursue any manufacturers' warranty claims pending as of the Closing Date or that may arise thereafter with respect to the Purchased Assets.

         Section 12.04 Product Warranties. After the Closing, the Seller and Upjohn shall honor in accordance with the terms thereof all product warranties issued by the Seller to its customers prior to the Effective Time and the Buyer will cooperate and assist the Seller and Upjohn, at the expense of the Seller and Upjohn, in connection with the defense of claims relating to product warranties issued by the Seller which the Seller and Upjohn in good faith determine should not be recognized.

         Section 12.05 Use of License Tags. After the Closing, the Buyer will use its best efforts to obtain new license tags at the earliest practicable date for all of the rolling stock included in the Purchased Assets that require license tags. Until the earlier of (a) the date the new license tags are issued or (b) five (5) Business Days after the Closing Date, the Buyer shall be entitled to operate the rolling stock included in the Purchased Assets using the Seller's license tags. The Buyer covenants and agrees that as long as Buyer operates using Seller's license tags it shall have insurance policies in place, including umbrella policies providing motor vehicle liability coverage for all owned, non-owned and hired vehicles operated by the Buyer in an amount not less than Two Hundred Fifty Million Dollars ($250,000,000) with deductibles aggregating not more than One Million Dollars ($1,000,000). At Closing, the Buyer shall furnish the Seller and Upjohn with a certificate of insurance attesting that the Seller and Upjohn have been added as an additional insured under the Seller's primary motor vehicle liability insurance policy issued by Insurance Company of North America providing coverage up to One Million Dollars ($1,000,000). The Buyer covenants and agrees to indemnify and hold harmless the Seller and Upjohn from and against all loss, cost or expense, including reasonable attorneys' fees, by reason of any suit, claim or demand arising out of or resulting from the Buyer's operation of the rolling stock after the Effective Time using the Seller's license tags.

         Section 12.06 Use of Asgrow Name. As provided in the Asgrow License Agreement, the Buyer shall discontinue the use of the name "Asgrow" on the third anniversary of the Closing Date.

         Section 12.07 Deposit of Checks. The Seller and Upjohn shall cooperate with the Buyer to a reasonable extent in making all necessary arrangements to enable the Buyer to deposit checks and other payments with respect to the Accounts Receivable into the Buyer's bank accounts without endorsement by the Seller.

         Section 12.08 Covenant not to Compete and Confidentiality. As a material inducement to the Buyer to enter into this Agreement, the Seller, Upjohn and Asgrow Seed Company jointly and severally agree that for a period of five (5) years after the Closing Date, they will not, either directly or indirectly, as a stockholder of any corporation or partner of any partnership or as an owner, investor, principal or agent, or in any other manner, engage in any business within the State of Florida which markets Fertilizers, Crop Protection Products (both as defined below) or any other products that the Seller currently markets within the State of Florida or any products similar thereto; provided that this restrictive covenant shall not apply to seeds. As used herein, "Fertilizers" means chemicals applied to plants or the soil for nutrition and "Crop Protection Products" means both products which physically shield plants from inclement weather and chemical fungicides, pesticides and insecticides. Nothing contained herein shall restrict Seller, Upjohn, Asgrow Seed Company or any of their affiliates from developing, selling or engaging in any other activities involving biotechnology or seeds, including without limitation, coating seeds with fungicides, pesticides and insecticides. In the event that this restriction should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum scope, time or geographic limitations permitted by applicable law. The Seller, Upjohn and Asgrow Seed Company further jointly and severally agree that from and after the Closing Date they will hold in confidence and not make use of any proprietary information or trade secrets that they possess relating to the business of the Seller or the Buyer, except to the extent that (i) Asgrow Seed Company makes use of the Customer List in connection with the sale or marketing of seeds,
(ii) disclosures are ordered by any court, and (iii) such information has become public knowledge other than by reason of their breach of the provisions of this Section. The Seller, Upjohn and Asgrow Seed Company hereby agree that the covenants set forth in this Section are a material and substantial inducement to the Buyer to enter into this Agreement and the transactions contemplated hereby and that in the event of a breach of such covenants the Buyer shall be entitled to all available legal and equitable remedies, including without limitation, injunctive relief, both preliminary and permanent, and the Buyer shall not be required to post a surety bond in connection therewith.

         Section 12.09 Delivery of Title Policy. On or before January 28, 1994, the Seller and Upjohn shall cause the Title Policy to be delivered to the Buyer in the amount of the purchase price allocated to the Real Property in accordance with the provisions of Section 4.02(b)(iii).

                                  ARTICLE XIII

                              BROKERAGE; EXPENSES

         Section 13.01 Brokerage. The Seller and Upjohn agree to hold the Buyer harmless with respect to any liability for brokerage fees, commissions, finders' fees, or other such fees claimed by any broker, agent, finder, or consultant engaged by the Seller or Upjohn in connection with the transactions contemplated herein. The Buyer agrees to hold the Seller and Upjohn harmless with respect to any liability for brokerage fees, commissions, finders' fees, or other such fees claimed by any broker, agent, finder, or consultant engaged by the Buyer in connection with the transactions contemplated herein.

         Section 13.02 Transactional Expenses. Except as otherwise expressly provided in this Agreement, the parties agree to bear their fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including without limitation, the fees and expenses of their counsel, accountants and other experts.

                                  ARTICLE XIV

                BULK TRANSFER LAWS; SATISFACTION OF OBLIGATIONS

         Section 14.01 Waiver of Compliance with Bulk Transfer Laws. To the extent it may apply to the transactions contemplated herein, the Buyer waives compliance by the Seller with the provisions of the Georgia Uniform Commercial Code-Bulk Transfers. The provisions of the Florida Uniform Code-Bulk Transfers have been repealed effective as of July 1, 1993.

         Section 14.02 Satisfaction of Obligations. With the exception of the Assumed Current Liabilities which shall be paid by the Buyer as they fall due and employee severance benefits for which the Seller will be reimbursed by the Buyer, the Seller and Upjohn will pay, discharge and satisfy any obligation or liability of the Seller existing at the Effective Time arising out of events, acts or occurrences or operations of the Seller prior to the Effective Time.
In turn, the Buyer will pay, discharge and satisfy when they come due the Assumed Obligations and any obligations or liability of the Buyer which accrues after the Effective Time arising out of events, acts or occurrences or operation of the Purchased Assets or the business of the Buyer after the Effective Time, and will hold the Seller and Upjohn harmless against all claims of creditors which may be asserted against the Seller or Upjohn by reason of its failure to pay any such obligations or liabilities.

                                   ARTICLE XV

                                  TERMINATION

         Section 15.01 Termination by Mutual Consent. On or prior to the Closing Date, the Buyer, the Seller and Upjohn may terminate this Agreement by joint execution of an instrument to such effect. Subject to the provisions of any such instrument terminating this Agreement, no party will have any liability to the other party hereunder in the event of any termination of this Agreement pursuant to this Section, except that the Buyer will continue to be subject to the provisions of Section 7.03 of this Agreement relating to confidentiality.

         Section 15.02 Termination Due to Title Defect, Casualty, or Condemnation. The Buyer may terminate this Agreement by reason of a Title Defect, casualty or condemnation but only in accordance with the provisions of Sections 3.03, 8.01 and 8.02, respectively, by giving written notice to the other party of such termination. In the event of a termination of this Agreement pursuant to this Section, no party will have any liability to the other party hereunder, except that the Buyer will continue to be subject to the provisions of Section 7.03 of this Agreement relating to confidentiality.

         Section 15.03 Termination Attributable to Default. If either the Buyer, on the one hand, or the Seller and Upjohn, on the other hand, breach any warranties or default in the due and timely performance of any covenants, or agreements under this Agreement in any material respect, the non-defaulting party may on or before the Closing give notice of termination to the defaulting party in the manner provided in Section 16.01. The notice shall specify with particularity the default(s) on which this notice is based. The termination shall be effective five (5) Business Days after service unless the specified default(s) have been cured on or before the effective date of termination. Termination pursuant to this Section shall relieve the non-defaulting party from any obligations under this Agreement but shall not relieve the defaulting party from liability for damages or other available remedies by reason of the breach of this Agreement prior to termination.

                                  ARTICLE XVI

                                 MISCELLANEOUS

         Section 16.01 Notices. All notices, requests, demands and other communications hereunder will be in writing and will be deemed given if delivered either personally or by sending a copy thereof by fax (facsimile) transmission, telegram (with messenger service specified), or telex or TWX (with answer back received), and confirmed by express mail sent via recognized overnight courier, all charges prepaid, to such party's address (or to such party's telex, fax or telephone number). If the notice is sent by telegraph, it will be deemed to have been given to the person entitled thereto when deposited with a telegraph office for delivery to that person or, in the case of fax or telex transmissions, when dispatched.

         If to Buyer:             Terra International, inc.
                                  Terra Centre
                                  600 Fourth Street
                                  Sioux City, Iowa 51101
                                  Attn:  Burton N. Joyce,
                                         President and CEO
                                  Fax No. (712) 277-5429

         With copy to:            Terra International, Inc.
                                  Terra Centre
                                  600 Fourth Street
                                  Sioux City, Iowa  51101
                                  Attn:  Mark A. Kalafut,
                                         Vice President and
                                         General Counsel
                                  Fax No. (712) 279-8719

         If to Seller and
           Upjohn:                The Upjohn Company
                                  7000 Portage Road
                                  Kalamazoo, Michigan  49001
                                  Attn:  Gerald A. Welch,
                                         Executive Vice President
                                  Fax No. (616) 323-4372

         With copy to:            The Upjohn Company
                                  7000 Portage Road
                                  Kalamazoo, Michigan  49001
                                  Attn:  Larry Moore, Esquire
                                         Senior Counsel
                                  Fax No. (616) 323-4372

         Section 16.02 Assignability and Parties in Interest. No party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party. This Agreement binds, inures to the benefit of and is enforceable by the respective successors and permitted assigns of the parties and it does not confer any rights on any other persons or entities.

         Section 16.03 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of Florida, without giving effect to its conflicts of laws provisions.

         Section 16.04 Non-Exclusive Jurisdiction. The parties agree that any legal action or proceeding with respect to or arising out of this Agreement may be brought either in the Hillsborough County, Florida Circuit Court or the Kalamazoo County, Michigan Circuit Court. By execution of this Agreement, the parties hereby submit to the non-exclusive jurisdiction of such courts and agree to accept the process of such courts.

         Section 16.05 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It will not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         Section 16.06 Waiver. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

         Section 16.07 Publicity. The Buyer, the Seller and Upjohn agree that press releases and other announcements to be made by any of them with respect to the transactions contemplated hereby will be subject to mutual agreement. Notwithstanding the foregoing, each of the parties hereto may respond to inquiries relating to this Agreement and the transactions contemplated hereby by the press, employees or customers without any notice to or further consent of the other parties.

         Section 16.08 Complete Agreement. This Agreement, the Exhibits hereto and the Schedules hereto delivered pursuant to this Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings relating to the subject matter hereof.

         Section 16.09 Modifications, Amendments and Waivers. At any time prior to the Closing Date or termination of this Agreement, the Buyer, on the one hand, and the Seller and Upjohn, on the other hand, may, by written agreement:

                 (a) extend the time for the performance of any of the obligations or other acts of the party hereto;

                 (b) waive any inaccuracies in the representations and warranties made by the other parties contained in this Agreement or in the Schedules hereto or any other document delivered pursuant to this Agreement; and

                 (c) waive compliance with any of the covenants or agreements of the other parties contained in this Agreement.

         Section 16.10 Interpretation. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         Section 16.11 Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement will, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

         Section 16.12 Time of Essence. The parties to this Agreement acknowledge and agree that time is of the essence with respect to the consummation of the transactions contemplated by this Agreement.

         Section 16.13 No Recordation of Agreement. Neither this Agreement nor any short form memorandum hereof shall be recorded among any public records.

         Section 16.14 Radon Disclosure. As required by Florida law, the Seller makes the following disclosure:

         "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

         Section 16.15 Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

All terms such as "herein," "hereby" or "hereunder" refer to this Agreement as a whole.

         Section 16.16 Exhibits and Schedules. Each Exhibit and Schedule referred to herein is incorporated into this Agreement by such reference.

         Section 16.17 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they will not be construed as conferring and are not intended to confer any rights on any other persons.

                                  ARTICLE XVII

                                    GLOSSARY

         As used in this Agreement, the following terms whether used in upper or lower case shall have the respective meanings set forth below or in the Section or other location in this Agreement indicated:

Accounts Receivable          -    Section 1.01(g)

Acquired Current Assets      -    Section 2.02

Acquired Working Capital     -    Section 2.02

Affiliate                    -    Any controlled groups (within the meaning of
                                  Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code") of which any party to this Agreement is a member, all trades or businesses, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) and of which any party to this Agreement is a member, and all affiliated service groups (within the meaning of Section 414(m) of the Code of which any party to this Agreement is a member.

Agreement                    -    This Asset Purchase Agreement including the
                                  Exhibits and Schedules hereto, as it may be amended from time to time in accordance with the terms hereof.

Asgrow License Agreement     -    Section 1.01(e)

Assignment and Assumption
  Agreements                 -    Section 4.03

Assumed Obligations          -    Section 1.02

Assumed Purchase Orders      -    Section 1.02(c)

Assumed Leases               -    Section 1.02(a)

Assumed Contracts            -    Section 1.02(b)

Assumed Current Liabilities  -    Section 1.02(e)

Baseline Working Capital     -    Section 2.02

Business Days                -    Any day which is not a Saturday, Sunday or a
                                  permitted or required bank holiday in
                                  the states of Florida, Iowa or Michigan.

Buyer                        -    Terra International, Inc., a Delaware
                                  corporation

CAP                          -    Section 11.05(h)

Closing Date                 -    Section 4.01

Closing                      -    Section 4.01

Commitment                   -    Section 3.01

Crop Protection Products     -    Section 12.08

Customer Deposits            -    Section 1.02(d)

Customer Lists               -    Section 1.01(h)

Effective Time               -    Section 2.02

Encumbrance                  -    Section 1.01

Environmental Control
  Laws                       -    Section 11.04(e)

Excluded Accounts
  Receivables                -    Section 1.01(g)

Excluded Assets              -    Section 1.03

Excluded Facilities          -    Section 1.03(a)

Excluded Obligations         -    Section 1.02

Exhibits                     -    The Exhibits appended to this Agreement.

FDEP                         -    Section 11.05(h)

Fertilizers                  -    Section 12.08

FIFO                         -    Section 2.02(a)

FIFRA                        -    Section 1.01(i)

Final Closing Balance
  Sheet                      -    Section 2.02(c)

Financial Statement Date     -    Section 6.11

Fixed Assets                 -    Section 1.01(b)

GAAP                         -    Section 2.02(b)

Hazardous Substance          -    Section 11.01

Initial Closing Balance
  Sheet                      -    Section 2.02(b)

Intellectual Property        -    Section 1.01(e)

Inventory                    -    Section 1.01(c)

Joint Inventory              -    Section 2.02(a)

Other Instruments of
  Conveyance                 -    Section 4.04

Party or Parties             -    Preamble

Permitted Exceptions         -    Section 3.01(a)

Person                       -    An individual, partnership, corporation,
                                  trust, unincorporation organization, or
                                  a federal, state, local or foreign
                                  governmental body or agency.

Plant City Real Property     -    Section 11.05(h)

Promotional Rights           -    Section 1.01(f)

Purchased Assets             -    Section 1.01

Qualified Claims             -    Section 11.05(b)

Real Property                -    Section 1.01(a)

Records                      -    Any paper, document, file or record of any
                                  kind, whether recorded in writing or on
                                  magnetic, optical, or any other storage
                                  medium, and including without limitation all computer records in whatever form.

Rolling Stock                -    Automobiles, trucks, trailers, forklifts,
                                  loaders, spreaders, tractors and other
                                  motorized vehicles of every type and kind.

Schedules                    -    The schedules appended to this Agreement.

Seller                       -    Asgrow Florida Company, a Florida corporation

Seller's Financial
  Statements                 -    Section 6.11

Seller's Prepayments         -    Section 1.01(j)

Structures                   -    Section 6.09

Supplies                     -    Section 1.01(d)

Survey                       -    Section 3.02

Tax                          -    Any federal, state, local or foreign tax
                                  assessment, fee, interest, penalty or
                                  other governmental charge of any kind.

Third Party Claim            -    Section 11.08

Threshold Amount             -    Section 11.05(a)

Title Policy                 -    Section 3.01

Title Defects                -    Section 3.03

Title Company                -    Section 3.01

Upjohn                       -    The Upjohn Company, a Delaware corporation

UST                          -    Section 7.01(k)

         IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAS CAUSED THIS AGREEMENT TO BE SIGNED AS OF THE DATE FIRST ABOVE WRITTEN.


ATTEST:                                    TERRA INTERNATIONAL, INC.,
                                           A DELAWARE CORPORATION



BY: /s/                                    BY:   /s/ BURTON M. JOYCE
   ---------------------                      ----------------------------
TITLE: Vice President and General Counsel  NAME:  BURTON M. JOYCE
      -----------------------------------  TITLE: PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER


ATTEST:                                    THE UPJOHN COMPANY,
                                           A DELAWARE CORPORATION



BY: /s/                                    BY:   /s/ GERALD A. WELCH
   ---------------------                      ----------------------------
TITLE: Senior Attorney                     NAME:  GERALD A. WELCH
      ------------------                   TITLE: EXECUTIVE VICE PRESIDENT



ATTEST:                                    ASGROW FLORIDA COMPANY,
                                           A FLORIDA CORPORATION



BY: /s/                                    BY:   /s/ GERALD L. CRANE
   ---------------------                      ----------------------------
TITLE: Secretary                           NAME:  GERALD L. CRANE
      ------------------                   TITLE: PRESIDENT


                                LIMITED JOINDER

         IN ORDER TO INDUCE THE BUYER TO ENTER INTO THIS AGREEMENT, ASGROW SEED COMPANY HEREBY JOINS IN THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN FOR THE LIMITED PURPOSE OF ADOPTING AND AGREEING TO COMPLY WITH THE RESTRICTIVE COVENANTS SET FORTH IN SECTION 12.08 HEREOF.


                                           ASGROW SEED COMPANY,
                                           A DELAWARE CORPORATION
ATTEST:


BY: /s/                                    BY: /s/ NORMAN A. BRAKSICK
   -----------------------                    -------------------------
TITLE:  Secretary                          TITLE:  PRESIDENT
      --------------------                       ----------------------
